UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Registered in Ireland—No. 498284

Connaught House

1  Burlington Road

Dublin 4, Ireland

NOTICE OF 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 24, 2017

To the Shareholders:

The 2017 Annual General Meeting of Shareholders of Alkermes plc (the “Company” or “Alkermes”), a company incorporated under the laws of Ireland, will be held on May 24, 2017 at 12:00 p.m., Irish Standard Time, at the Company’s offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, for the following purposes:

1.

By separate resolutions, to elect as Class III directors to serve for a three-year term expiring at the Company’s  Annual General Meeting of Shareholders in 2020 and until their respective successors are elected and shall qualify, the following individuals as nominated by the Company’s  Board of Directors (the “Board”):

a.	Paul J. Mitchell

b.	Richard F. Pops

2.	To hold a non-binding, advisory vote on the compensation of the Company’s named executive officers.

3.

To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration.

4.	To approve the Alkermes plc 2011 Stock Option and Incentive Plan, as amended.

5.	To grant the Board the authority to allot and issue shares under Irish law.

6.

To approve any motion to adjourn the 2017 Annual General Meeting of Shareholders, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the 2017 Annual General Meeting of Shareholders to approve Proposal 7.

7.

To grant the Board the authority to allot and issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law.

8.	To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

Proposal 1  for the election of directors relates solely to the election of two  (2) Class III directors nominated by the Company’s  Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder. Proposals 1, 3, 4, 5 and 6  are ordinary resolutions, requiring a majority of the votes cast at the meeting. Proposal 2  asks for a non-binding, advisory vote, and therefore there is no “required vote” that would constitute approval. Proposal 7 is a  special resolution and requires the affirmative vote of the holders of at least 75% of the votes cast. These items of business are more fully described in the proxy statement accompanying this notice. Shareholders as of March 31, 2017, the record date for the 2017 Annual General Meeting of Shareholders, are entitled to vote on these matters.

During the 2017 Annual General Meeting of Shareholders, following a review of the Company’s affairs, management will present the Company’s  Irish Statutory Financial Statements for the fiscal year ended December 31, 2016, and the reports of the independent auditor and accounting firm thereon.

By Order of the Board of Directors.

KATHRYN L. BIBERSTEIN Secretary Dublin, Ireland April [•], 2017

Whether or not you expect to attend the 2017 Annual General Meeting of Shareholders in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend, speak and vote at the 2017 Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of Alkermes plc. If you wish to appoint as proxy any person other than the individuals specified on the Company’s proxy card, please contact the Company Secretary at our registered office; your nominated proxy must attend the 2017 Annual General Meeting of Shareholders in person in order for your votes to be cast.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2017.  The notice and proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016,  and the Company’s Irish Statutory Financial Statements, including related reports, are available at http://www.viewproxy.com/alkermes/2017. These materials are also available in the Investors section of the Company’s  website at www.alkermes.com.

Registered in Ireland—No. 498284

Connaught House

1 Burlington Road

Dublin 4, Ireland

PROXY STATEMENT

FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2017

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Use of the terms such as “us,” “we,” “our,” “Alkermes” or the “Company” in this proxy statement is meant to refer to Alkermes plc and its consolidated subsidiaries.

Why am I receiving these materials?

We are making this proxy statement available to you on or about April [•], 2017 on the Internet, or by delivering printed versions to you by mail, because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) on May 24, 2017. This proxy statement contains information about the items being voted on at the Annual Meeting and important information about Alkermes.

This proxy statement and the following documents relating to the Annual Meeting are available at http://www.viewproxy.com/alkermes/2017 and on the Investors section of our website at www.alkermes.com:

●Our Notice Regarding Internet Availability of Proxy Materials (the “Notice”);

●Our Annual Report on Form 10-K for the year ended December 31, 2016; and

●Our Irish Statutory Financial Statements for the year ended December 31, 2016 and the reports of the directors and independent auditor and accounting firm thereon.

Who can vote at the Annual Meeting?

Only shareholders who are registered as shareholders of the Company as of the close of trading on the NASDAQ Global Select Market (“Nasdaq”) on March 31, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were [153,070,466]  ordinary shares issued and outstanding and entitled to be voted.

Each ordinary share that you own as of the Record Date entitles you to one vote on each matter to be voted upon at the Annual Meeting. We are making this proxy statement and other Annual Meeting materials available on the Internet or, upon request, sending printed versions of these materials on or about April [•], 2017 to all shareholders of record as of the Record Date.

How do proxies work?

Our Board is asking for your proxy authorizing us to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares as follows:

●Election of Directors. FOR the election of each of our two Class III director nominees;

●Advisory Vote on Executive Compensation. FOR the non-binding, advisory vote on executive compensation;

●PricewaterhouseCoopers. FOR the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent auditor and accounting firm of the Company and the authorization of the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration;

●Alkermes plc 2011 Stock Option and Incentive Plan, as amended. FOR the Alkermes plc 2011 Stock Option and Incentive Plan, as amended. Your approval will serve to ratify the performance measures set forth in the 2011 Plan (as defined herein) and to increase the shares authorized for issuance thereunder;

●Issuance of Shares. FOR granting the Board the authority to allot and issue shares under Irish law;

●Adjournment of the Annual Meeting.  FOR approval of any motion to adjourn the Annual Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the statutory pre-emption rights proposal described below;

●Statutory Pre-Emption Rights. FOR granting the Board the authority to allot and issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law; and

●As to any other matter that may properly come before the meeting or any adjournment or postponement, in accordance with your named proxies’ best judgment.

Ordinary shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below (under “Can I change my vote after submitting my proxy?”). If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided by such bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

Shareholders of record.    If, as of the Record Date, your ordinary shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, there are four ways to vote:

●Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded.

●Internet: By going to the Internet website indicated on the Notice or proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

●Mail: By signing, dating and returning a printed proxy card (which will be forwarded to the Company’s registered address electronically).

●In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at financial@alkermes.com. We will pass out ballots at the Annual Meeting to anyone who wishes to vote in person.

If you are a shareholder of record of Alkermes and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014 (the “Companies Act”), of each of Iain M. Brown, James M. Frates and Thomas Riordan as your proxy to vote your shares on your behalf in accordance with your telephone instructions.

Shares held in a bank or brokerage account.    If your shares are held in a brokerage account in your broker’s name (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record, you may vote by Internet or submit your proxy by telephone until 4:59 a.m., Irish Standard Time on May 23, 2017 (11:59 p.m., United States Eastern Daylight Time on May 22, 2017), or, if you elect to vote by mail, your signed and dated printed proxy card must be received by 4:59 a.m., Irish Standard Time on May 23, 2017 (11:59 p.m., United States Eastern Daylight Time on May 22, 2017).

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission (“SEC”). Accordingly, unless a shareholder has instructed us otherwise, we are only mailing the Notice to our shareholders. You can access our proxy materials on the website referred to in the Notice or you may request printed versions of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please submit your proxy by telephone or vote by Internet or sign, date and return a proxy card or voting instruction form for each account.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record.    If you are a shareholder of record and you:

●indicate when voting by Internet or submitting your proxy by telephone that you wish to vote as recommended by our Board; or

●if you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and the proxy holders may determine in their discretion how to vote your shares in respect of any other matters properly presented for a vote at the Annual Meeting.

Shares held in a bank or brokerage account.    If your shares are held in a bank or brokerage account in your broker’s name and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to applicable rules, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the applicable rules on which your broker may vote your shares held in street name even in the absence of your voting instructions. A bank or brokerage firm may not vote your shares with respect to non-discretionary items if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these costs,  our directors, employees and third-party proxy solicitors may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least one or more shareholders holding not less than a majority of the issued and outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were [153,070,466]  ordinary shares issued and outstanding and entitled to vote. Thus, the holders of [76,535,234]  ordinary shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum present within one hour of the time appointed for the Annual Meeting, the Annual Meeting shall stand adjourned to May 31, 2017 at 12:00 p.m., Irish Standard Time at the offices of the Company located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, or such other time or place as the Board may decide.

What vote is required to approve each proposal?

Election of Directors: The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each of Paul J. Mitchell and Richard F. Pops. Our articles of association (our “Articles of Association”) provide that if, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by our Articles of Association due to the failure of any director nominee to receive a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected (until the next annual general meeting of shareholders) in order to maintain such prescribed minimum number of directors.

Advisory Vote on Executive Compensation: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and the Compensation Committee of the Board, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers.

Ratification of PricewaterhouseCoopers LLP as our independent auditor and accounting firm and authorization to set such independent auditor and accounting firm’s remuneration: Ratify, in a non-binding vote, the appointment of PwC as our independent auditor and accounting firm for the fiscal year ending December 31, 2017 and authorize, in a binding vote, the Audit and Risk Committee of the Board to determine the independent auditor and accounting firm’s remuneration. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to authorize the Audit and Risk Committee of the Board to determine the independent auditor and accounting firm’s remuneration.

Alkermes plc 2011 Stock Option and Incentive Plan, as amended: The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Alkermes plc 2011 Stock Option and Incentive Plan, as amended.

Board Authority to Issue Shares.    The affirmative vote of a majority of the votes cast at the Annual Meeting is required to grant the Board the authority to allot and issue shares under Irish law.

Adjournment of the Annual Meeting.    The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve any motion to adjourn the Annual Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 7.

Statutory Pre-Emption Rights.    The affirmative vote of at least 75% of the votes cast at the Annual Meeting is required to grant the Board the authority to issue shares for cash without first offering those shares on the same or more favorable terms to our existing shareholders on a pro-rata basis.

How will voting on any other business be conducted?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as your proxy are entitled to vote on those matters in accordance with their best judgment.

How are votes counted? How are abstentions and broker non-votes treated?

Votes will be counted by the inspector of election appointed by the Board for the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the proposals because they are not considered as votes cast.

Can I change my vote after submitting my proxy?

Yes. If, as of the Record Date, your ordinary shares were registered directly in your name with our transfer agent, then you may revoke your proxy by taking any of the following actions:

●providing written notice of revocation to the Secretary of the Company (at Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attn.: Secretary, Annual Meeting) by any means, including facsimile (+353 1 772‑8001), which notice must be received before the commencement of the Annual Meeting;

●signing and delivering a proxy relating to the same shares and bearing a later date, that is received no later than 4:59 a.m., Irish Standard Time on May 23, 2017 (11:59 p.m., United States Eastern Daylight Time on May 22, 2017);

●transmitting a subsequent vote over the Internet or submitting a subsequent proxy by telephone, but no later than 4:59 a.m., Irish Standard Time on May 23, 2017 (11:59 p.m., United States Eastern Daylight Time on May 22, 2017); or

●attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Please note that if your ordinary shares are held of record by a bank, broker or other nominee, you must contact the bank, broker or other nominee to revoke your proxy. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting,  we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, to file an additional current report on Form 8-K to publish the final results. You will be able to find a copy of this Form 8-K on the Internet electronic data system of the SEC called EDGAR at www.sec.gov or through the Investors section of our website, www.alkermes.com.

Important Notice Regarding the Internet and Electronic Availability of Proxy Materials for the Annual Meeting:

As permitted by the SEC, the Company is mailing the Notice to all shareholders of record. All shareholders will have the ability to access the proxy statement, the Irish Statutory Financial Statements, including related reports, and the Company’s  Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 17, 2017 (the “Annual Report”) at http://www.viewproxy.com/alkermes/2017 or to request a printed set of these materials at no charge. These materials are also available in the Investors section of our website at www.alkermes.com. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.

In addition, any shareholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual general meetings of shareholders on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates it.

Note Regarding Trademarks

We are the owner of various United States federal trademark registrations (“®”) and other trademarks (“TM”), including ALKERMES, ARISTADA, Inspiration Grants and VIVITROL. Other trademarks, trade names and service marks appearing in this proxy statement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this this proxy statement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Note Regarding Product References

Except as otherwise suggested by the context, (a) references to “products” or “our products” in this proxy statement include our marketed products, marketed products using our proprietary technologies, our product candidates, and product candidates using our proprietary technologies and (b) references to the “biopharmaceutical industry” are used interchangeably with references to the “biotechnology” and/or “pharmaceutical industries.”

PROPOSAL 1

ELECTION OF DIRECTORS

(Ordinary resolutions)

Our Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, has nominated each of Paul J. Mitchell and Richard F. Pops for election as Class III directors to serve a three-year term expiring at the Company’s  Annual General Meeting of Shareholders in 2020 and until their respective successors are elected and shall qualify, unless they resign or are removed. As described in detail below, our nominees have considerable professional and business expertise. The recommendation of our Board is based on its carefully considered judgment that the experience, qualifications, attributes and skills of our nominees qualify them to serve on our Board.

The persons named in the accompanying proxy intend to vote for the election of each of Paul J. Mitchell and Richard F. Pops as Class III directors to serve a three-year term expiring at the Company’s  Annual General Meeting of Shareholders in 2020 and until their respective successors are elected and shall qualify, unless they resign or are removed. The Board is informed that the nominees are willing to serve as directors, but if they should decline to serve or become unavailable for election at the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

The nominees for Class III directors receiving a majority of the votes cast by shareholders (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) will be elected to serve on the Board. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum but will have no effect on the election of nominees because they are not considered as votes cast.

If, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by our Articles of Association due to the failure of any director nominee to receive a majority of the votes cast, then, in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director will remain a director (subject to the provisions of the Companies Act and our Articles of Association) only until the conclusion of the next annual general meeting of shareholders unless he or she is reelected.

The Board unanimously recommends that you vote FOR the election of each of Paul J. Mitchell and Richard F. Pops to our Board.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board Structure

Our Board consists of three classes of directors with each director serving a staggered three-year term as follows:

Class I Directors Term Expires at the 2018 Annual General Meeting of Shareholders	Class II Directors Term Expires at the 2019 Annual General Meeting of Shareholders	Class III Directors Term Expires at this Annual General Meeting of Shareholders
Floyd E. Bloom, M.D.	David W. Anstice	Paul J. Mitchell
Nancy J. Wysenski	Robert A. Breyer	Richard F. Pops*
Nancy L. Snyderman, M.D.	Wendy L. Dixon, Ph.D.

*	Chairman of the Board

Directors and Executive Officers

The following table sets forth our directors and executive officers, their ages and the position currently held by  each such person as of March 31, 2017. The following biographical descriptions set forth information regarding each director and executive officer, including business experience and, for directors, the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as our director. Information about the number of our ordinary shares beneficially owned by our directors and executive officers, directly and indirectly, appears elsewhere in this proxy statement under the heading “Ownership of the Company’s Ordinary Shares.” Unless otherwise indicated in the biographical information below, each of our executive officers is employed by our U.S. subsidiary, Alkermes, Inc.

Name	Age	Position
Ms. Kathryn L. Biberstein	58	Executive Vice President, Chief Compliance Officer, Chief Administrative Officer and Chief Risk Officer (**)
Mr. Iain M. Brown	48	Senior Vice President, Finance and Chief Accounting Officer
Mr. Shane M. Cooke	54	President
Dr. Elliot W. Ehrich	57	Executive Vice President, Research and Development and Chief Medical Officer
Mr. James M. Frates	49	Senior Vice President, Chief Financial Officer and Treasurer
Mr. David J. Gaffin	45	Senior Vice President, Chief Legal Officer
Mr. Michael J. Landine	63	Senior Vice President, Corporate Development
Mr. Mark P. Stejbach	53	Senior Vice President, Chief Commercial Officer
Mr. Richard F. Pops	55	Director, Chairman of the Board and Chief Executive Officer
Mr. David W. Anstice(3*)	68	Director
Dr. Floyd E. Bloom(1)	80	Director
Mr. Robert A. Breyer(1)(2)	73	Director
Dr. Wendy L. Dixon(2*)	61	Director
Mr. Paul J. Mitchell(1*)(3)(4)	64	Director
Dr. Nancy L. Snyderman	64	Director
Ms. Nancy J. Wysenski(2)(3)	59	Director

(1)	Member, Audit and Risk Committee
(2)	Member, Nominating and Corporate Governance Committee
(3)	Member, Compensation Committee
(4)	Lead Independent Director
(*)	Committee Chairperson
(**)	Ms. Biberstein also serves as Secretary of the Company

Biographical Information

Ms. Kathryn L. Biberstein

Title: Executive Vice President, Chief Compliance Officer, Chief Administrative Officer and Chief Risk Officer. Ms. Biberstein also serves as Secretary of the Company.

Appointment to current positions: February 2017

Experience: Prior to assuming her current positions, from May 2016 to February 2017, Ms. Biberstein was our Executive Vice President, Chief Compliance Officer and Chief Administrative Officer. From September 2015 to May 2016, Ms. Biberstein was our Executive Vice President, Chief Legal Officer and Chief Compliance Officer. From July 2013 to September 2015, Ms. Biberstein was our Senior Vice President, Chief Legal Officer and Chief Compliance Officer. From September 16, 2011 to July 2013, Ms. Biberstein was our Senior Vice President, General Counsel and Chief Compliance Officer. From May 2007 to September 16, 2011, Ms. Biberstein served as Senior Vice President, General Counsel and Chief Compliance Officer of Alkermes, Inc. From February 2003 to May 2007, Ms. Biberstein served as Vice President and General Counsel of Alkermes, Inc. She was Of Counsel at Crowell & Moring LLC from February 2002 to February 2003 and performed legal consulting services for various clients from March 2000 to February 2002. She was also employed by Serono S.A., a biotechnology company, as General Counsel from 1993 to March 2000, where she was a member of the Executive Committee. Ms. Biberstein is Chair of the General Counsels Executive Committee for the Biotechnology Innovation Organization (“BIO”). She is also a Director at Meridian Stories (not-for-profit).

Mr. Iain M. Brown

Title: Senior Vice President, Finance and Chief Accounting Officer

Appointment to current positions: May 2016

Experience: Prior to assuming his current positions, Mr. Brown was our Chief Accounting Officer and Vice President, Finance, from May 2015 to May 2016. From September 16, 2011 to May 2015, Mr. Brown was our Vice President, Finance. From June 2006 to September 16, 2011, Mr. Brown served as Vice President, Finance of Alkermes, Inc. From March 2005 to June 2006, Mr. Brown served as Director of Finance of Alkermes, Inc. From July 2004 to March 2005, Mr. Brown served as Director of Financial Planning and Analysis of Alkermes, Inc. Mr. Brown joined Alkermes, Inc. in June 2003 as Associate Director of Financial Planning and Analysis. Prior to joining Alkermes, Inc., Mr. Brown was Vice President of Finance, North America at Serono, Inc.

Mr. Shane M. Cooke

Title: President

Appointment to current position: September 2011

Experience: Mr. Cooke is employed by Alkermes Pharma Ireland Limited, an Irish subsidiary of the Company. From May 2005 to September 16, 2011, Mr. Cooke served as a Director of Elan Corporation, plc (“Elan”). From May 2007 to September 16, 2011, Mr. Cooke was Executive Vice President of Elan and Head of Elan Drug Technologies. Mr. Cooke served as the Chief Financial Officer of Elan from July 2001, when he joined Elan, until May 2011. Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company, and prior to that, held a number of senior positions in finance in the banking and aviation industries. He is a chartered accountant. He is currently on the board of directors of Prothena Biosciences and Prothena Therapeutics, both subsidiaries of publicly traded Prothena Corporation plc, as well as Endo International plc, a publicly traded company.

Dr. Elliot W. Ehrich

Title: Executive Vice President, Research and Development, and Chief Medical Officer

Appointment to current positions: February 2015

Experience: Prior to assuming his current positions, from September 16, 2011 until February 2015, Dr. Ehrich was our Senior Vice President, Research and Development, and Chief Medical Officer. From May 2007 to September 16, 2011, Dr. Ehrich served as Senior Vice President, Research and Development, and Chief Medical Officer of Alkermes, Inc. Prior to this Dr. Ehrich served as Vice President, Science Development and Chief Medical Officer of Alkermes, Inc. Prior to joining Alkermes in 2000, Dr. Ehrich spent seven years at Merck & Co., Inc. (“Merck”), a publicly traded pharmaceutical company, overseeing the clinical development and registration of novel pharmaceuticals. Dr. Ehrich is a Fellow of the American College of Rheumatology and has had numerous publications in peer-reviewed journals. Dr. Ehrich worked as a research associate at the European Molecular Biology Laboratory in Heidelberg, Germany before attending medical school. Dr. Ehrich is also a member of the scientific advisory boards for Aileron Therapeutics and Heptares Therapeutics, both privately held biopharmaceutical companies. Dr. Ehrich is also an strategic advisor to Verge Genomics.

Mr. James M. Frates

Title: Senior Vice President, Chief Financial Officer and Treasurer

Appointment to current positions: September 2011

Experience: Prior to assuming his current positions, from May 2007 to September 16, 2011, Mr. Frates served as Senior Vice President and Chief Financial Officer of Alkermes, Inc. From June 1998 to May 2007, Mr. Frates served as Vice President, Chief Financial Officer and Treasurer of Alkermes, Inc. From June 1996 to June 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time he was employed at Morgan Stanley & Co. Mr. Frates serves on the board of directors of Sage Therapeutics, a publicly traded biotechnology company. Mr. Frates served on the board of directors of GPC Biotech AG, a biotechnology company, from June 2004 to 2009, and was a national director of the Association of Bioscience Financial Officers from 2004 to 2009. Mr. Frates is also a Trustee of St. Paul’s School and The Roxbury Latin School.

Mr. David J. Gaffin

Title: Senior Vice President, Chief Legal Officer

Appointment to current position: May 2016

Experience: Prior to assuming his current position, Mr. Gaffin served as Vice President, U.S. General Counsel of Alkermes, Inc., from January 2014 to May 2016. From October 2011 to January 2014, Mr. Gaffin served as Vice President, Deputy General Counsel of Alkermes, Inc. From October 2009 to October 2011, Mr. Gaffin served as Senior Director, Deputy General Counsel of Alkermes, Inc. Mr. Gaffin joined Alkermes, Inc. in 2005 as Director, Deputy General Counsel. Prior to joining the company, Mr. Gaffin held the role of Assistant General Counsel at Biogen Inc., where he provided legal counsel on product-related matters and negotiated collaboration and licensing transactions.

Mr. Michael J. Landine

Title: Senior Vice President, Corporate Development

Appointment to current position: September 2011

Experience: Prior to assuming his current position, from May 2007 to September 16, 2011, Mr. Landine served as Senior Vice President, Corporate Development of Alkermes, Inc. From March 1999 until May 2007, Mr. Landine served as Vice President, Corporate Development of Alkermes, Inc. From March 1988 until June 1998, he was Chief Financial Officer and Treasurer of Alkermes, Inc. Mr. Landine is a member of the board of directors of Kopin Corporation, a publicly traded manufacturer of components for electronic products, and was a member of the board of directors of ECI Biotech, a privately held protein sensor company and GTC Biotherapeutics, Inc., a publicly traded biotechnology company. Mr. Landine was previously a Certified Public Accountant.

Mr. Mark P. Stejbach

Title: Senior Vice President, Chief Commercial Officer

Appointment to current position: February 2012

Experience: Prior to assuming his current position, Mr. Stejbach served at Tengion, Inc. from 2008 to 2012, most recently as its Chief Commercial Officer. He previously held senior positions at Merck and Biogen Idec Inc. and has over 25 years of experience in biotech and pharmaceutical marketing, sales, managed care and finance. Mr. Stejbach currently serves on the board of directors for Flexion Therapeutics, a publicly traded pharmaceutical company. He previously served on the charitable board of the Commonwealth National Fund from 2003 through 2011 and has served on the Advisory Board of the Center for Value-Based Insurance Design since 2009.

Mr. Richard F. Pops

Title: Chairman of the Board of Directors and Chief Executive Officer

Appointment to current positions: September 2011

Director since: September 2011. Director of Alkermes, Inc. from February 1991 to September 2011 (Chairman from April 2007 to September 2011)

Experience: Prior to assuming his current positions, Mr. Pops served as Chief Executive Officer of Alkermes, Inc. from February 1991 to April 2007 and as Chief Executive Officer and President from September 2009 until September 2011. Mr. Pops serves on the board of directors of Neurocrine Biosciences, Inc., Acceleron Pharma, Inc. and Epizyme Inc., all of which are publicly traded biotechnology companies. Mr. Pops also serves on the board of directors of BIO, Pharmaceutical Research and Manufacturers of America (“PhRMA”) and the National Health Council. He has previously served on the board of directors of two other publicly traded biopharmaceutical companies, Sirtris Pharmaceuticals from 2004 to 2008, and CombinatoRx, Incorporated from 2001 to 2009. Mr. Pops also served on the board of directors of Reliant Pharmaceuticals, a privately held pharmaceutical company purchased by GlaxoSmithKline in 2007, and on the advisory board of Polaris Venture Partners. He was a member of the Harvard Medical School Board of Fellows through June 2012. Mr. Pops is also on the advisory board for the Addiction Policy Forum.

Qualifications and Skills: Mr. Pops’ qualifications for our Board include his leadership experience, business judgment and industry knowledge. As a senior executive of Alkermes for over 25 years, he provides in-depth knowledge of our company derived from leading our day-to-day operations. His ongoing involvement as a board member of BIO,  PhRMA, as well as his position on the advisory board for the Addiction Policy Forum, brings to the organization extensive knowledge of the current state of the pharmaceutical industry and the policy issues impacting healthcare today. As a Co-Chair of BIO’s Regulatory Environment Committee, and a member of its Health Section Governing Board, and as and a member of PhRMA’s FDA and Biomedical Research Committee, Mr. Pops is an influential industry leader on FDA regulatory policy issues, including the two most recent Prescription Drug User Fee Act reauthorizations. Mr. Pops has also played a leadership role in the industry in identifying pathways to allow the patient voice to be incorporated into the drug development and approval process, which is a fundamental principle on which we operate our business.

Mr. David W. Anstice

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from October 2008 to September 2011.

Committee Memberships: Compensation Committee (Chairperson)

Experience: From 2006 until his retirement in 2008, Mr. Anstice served as Executive Vice President of Merck, with responsibility for enterprise strategy and implementation. During two separate parts of this period he was acting President, Global Human Health and President of Merck’s business in Japan. From 2003 to 2006, Mr. Anstice served as President of Merck, with responsibility for Merck’s Asia Pacific businesses. In his 34 years with Merck, he held a variety of positions including President, U.S. Human Health; President, Human Health, the Americas; President, U.S./Canada; and President, Human Health, Europe. He reported to the Merck CEO from 1994 until his retirement in 2008. Mr. Anstice is currently a director of CSL Limited, a global specialty biopharmaceutical company and a director of the private company NeuClone Pharmaceuticals Pty Ltd., a cell line production company. Mr. Anstice is also Chairman and President of the board for the University of Sydney USA Foundation, Vice Chairman and a member of the board of the U.S. Studies Centre at the University of Sydney, Australia, a member of the U.S. Advisory Council of the American Australian Association in New York, and an Adjunct Professor at the University of Sydney Business School.

Qualifications and Skills: Mr. Anstice’s lengthy service with Merck, in combination with the breadth of his responsibilities while at Merck, provides us with experience in, and knowledge of, the global research-based pharmaceutical industry. Mr. Anstice’s prior leadership positions in industry organizations, including as a board and executive committee member of BIO for approximately ten years and as Chairman of the National Pharmaceutical Council in 1997, augment his pharmaceutical management, organizational expertise and industry knowledge with knowledge of public policy issues involving pharmaceutical care. Mr. Anstice also has expertise in the areas of strategic planning, risk management and corporate governance.

Dr. Floyd E. Bloom

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from 1987 to September 2011.

Committee Memberships: Audit and Risk Committee

Experience: Dr. Bloom was a founder of Alkermes, Inc. and has been active in neuropharmacology for more than 35 years, holding positions at Yale University, the National Institute of Mental Health, The Salk Institute, and The Scripps Research Institute. From 1983 to February 2005, Dr. Bloom was the Chairman of the Neuropharmacology Department at The Scripps Research Institute and is now Professor Emeritus. Dr. Bloom served as Editor-in-Chief of Science from 1995 to May 2000. He is a member of the National Academy of Sciences, the Royal Swedish Academy of Science and the American Philosophical Society. He is an Emeritus Trustee for the Board of Trustees at Washington University in St. Louis. Dr. Bloom is a director of AgeneBio, Inc. a privately held biopharmaceutical company. Dr. Bloom also serves on the Scientific Advisory Boards of aTyr Pharma, a privately held pharmaceutical company,  RiverVest, a private venture partnership focusing on life sciences, and Interpreta Inc., a privately held analytics service company, and as chairman of the Scientific Board for ModGene Pharma LLC, a privately held research and development company. Dr. Bloom served as a member of the board of directors of Elan from 2007 to 2009.

Qualifications and Skills: Dr. Bloom is a distinguished scientist and long-standing member of various scientific societies, including the National Academy of Sciences. His scientific knowledge makes him a resource to our research and development and commercial teams and a reference point for other directors. Dr. Bloom’s service on other company boards provides experience relevant to good corporate governance practices. As a founder of Alkermes, Inc., Dr. Bloom brings a historical perspective to the Board.

Mr. Robert A. Breyer

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from July 1994 to September 2011.

Committee Memberships: Audit and Risk Committee, Nominating and Corporate Governance Committee

Experience: Mr. Breyer served as the President of Alkermes, Inc. from July 1994 until his retirement in December 2001 and Chief Operating Officer from July 1994 to February 2001. Prior to that time, Mr. Breyer was an executive and held various positions in the global pharmaceutical and medical device industries, including general manager of Eli Lilly Benelux S.A and Eli Lilly Italia S.p.A. Mr. Breyer also served on the board of directors of Lentigen, Inc., a privately held, diversified biology company from 2007 to 2009.

Qualifications and Skills: Mr. Breyer’s experience as an executive in the global pharmaceutical and medical device industries provides management and operational skills to our Board. Mr. Breyer has experience with managing the overall financial performance of pharmaceutical and medical device units and in pharmaceutical manufacturing and sales and marketing operations in multiple locations in the U.S. and Europe. As a former executive at Alkermes, Inc., Mr. Breyer also has first-hand knowledge of our technology, manufacturing operations, research and development and management team.

Dr. Wendy L. Dixon

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from January 2011 to September 2011.

Committee Memberships: Nominating and Corporate Governance Committee (Chairperson)

Experience: Dr. Dixon has extensive experience in the pharmaceutical and biotechnology industries, combining a technical background with experience in drug development, regulatory affairs and marketing. She directed the launches and growth of more than 20 pharmaceutical products. From 2001 to 2009 she was Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb where she served on the Executive Committee. From 1996 to 2001 she was Senior Vice President, Marketing at Merck, and prior to that, she held executive management positions at West Pharmaceuticals,  Osteotech and Centocor and various positions at SmithKline and French (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon is on the board of directors of Incyte Corporation, bluebird bio,  Eleven Biotherapeutics and Voyager Therapeutics, all publicly traded biotechnology or pharmaceutical companies, and was formerly on the board of Ardea Biosciences,  Dentsply International,  Edimer Pharmaceuticals,  Furiex Pharmaceuticals and Orexigen Therapeutics. She is an advisor to the Mellon Group, a member of the Longitude Capital Industry Advisory Board and is the principal of Great Meadow Consultancy. She was a Senior Advisor to The Monitor Group, now Deloitte, from 2010 to 2012. She also serves on the board of Special Equestrians, a non-profit.

Qualifications and Skills: Dr. Dixon brings a depth of experience in the marketing of pharmaceutical products across a broad variety of disease states and on a global basis to our Board. Dr. Dixon has a strong technical background and direct experience in product development and regulatory affairs, and has successfully built and grown commercial organizations in the United States and Europe, each of which provide valuable insight to our Board regarding the development and commercialization of pharmaceutical products. Dr. Dixon’s additional qualifications include her deep industry knowledge and her reputation as a strategic thinker with a focus on execution, as well as the ability to provide direction regarding improvements to the interface between research and development and marketing. Dr. Dixon’s service on other company boards provides experience relevant to good corporate governance practices.

Mr. Paul J. Mitchell

Title: Director

Director since: September 2011. Lead independent director since August 2012. Director of Alkermes, Inc. from April 2003 to September 2011.

Committee Memberships: Audit and Risk Committee (Chairperson), Compensation Committee

Experience: Mr. Mitchell served as the Chief Financial Officer and Treasurer of Kenet, Inc. from April 2002 until January 2009. Prior to joining Kenet, Mr. Mitchell was the Chief Financial Officer and Treasurer of Kopin Corporation (“Kopin”) from April 1985 through September 1998. From September 1998 through June 2001, Mr. Mitchell served in a consulting role at Kopin as Director of Strategic Planning. Prior to joining Kopin, Mr. Mitchell worked for the international accounting firm of Touche Ross & Co. from 1975 to 1984. Mr. Mitchell is President of Mitchell Financial Group and a member of the board of directors of several private companies, including Informatics in Context, Inc. and Cedar Marine Propulsion Inc. and nonprofit organizations. Mr. Mitchell was previously a Certified Public Accountant.

Qualifications and Skills: Mr. Mitchell’s background as the Chief Financial Officer of several companies, including a publicly traded company, and as a former Certified Public Accountant, provides expertise to our Board in the areas of financial reporting, treasury, financing issues, executive compensation and compliance with securities obligations. His business judgment is relied upon by our Board when contemplating a variety of organizational and strategic issues.

Dr. Nancy L. Snyderman

Title: Director

Director since: May 2016.

Committee Memberships: None.

Experience: Dr. Snyderman is a board-certified otolaryngologist and is currently a consulting professor at Stanford University Center for Innovation in Global Health. She served as Chief Medical Editor at NBC News from 2006 until 2015 and was a clinical professor of otolaryngology at the University of Pennsylvania from August 2003 to December 2015. From January 2003 to September 2006, Dr. Snyderman was Senior Vice President Corporate Communications at Johnson & Johnson, a publicly traded pharmaceutical company. She practiced as an otolaryngologist at California Pacific Medical Center from July 1994 to June 2003, and acted as Medical Editor for ABC News from 1987 until May 2003. Dr. Snyderman is a fellow in the American College of Surgeons. She currently serves on the board of directors of GE’s Healthymagination, the Institute for Healthcare Improvement, the Albright Institute at Wellesley College, the Eye and Ear Foundation at the University of Pittsburgh Medical Center, and the National Meningitis Foundation. During Dr. Snyderman’s tenure as a medical journalist at NBC and ABC, she has received Emmy Awards, Edward R. Murrow Awards, a Columbia University DuPont Award, and a Gracie Award for her reporting. Dr. Snyderman attended medical school at the University of Nebraska and completed residencies in pediatrics and otolaryngology at the University of Pittsburgh.

Qualifications and Skills: Dr. Snyderman’s experiences as a veteran healthcare journalist, a practicing physician, and an executive at a pharmaceutical company, as well as her roles in academia and as advisor to policy organizations, make her uniquely qualified for the Board. The Board benefits from her expert insight into the intersection of healthcare policy, public relations, and journalism from the perspective of both a practitioner and an academic.

Ms. Nancy J. Wysenski

Title: Director

Director since: May 2013.

Committee Memberships: Compensation Committee, Nominating and Corporate Governance Committee

Experience: From December 2009 through June 2012, Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Incorporated, a publicly traded pharmaceutical company. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski serves as a member of the board of directors of Inovio Pharma and Tetraphase Pharmaceuticals, both publicly traded pharmaceutical or vaccine companies. Ms. Wysenski formerly served as a director for Reata Pharmaceuticals, Inc. She is a founder of the Research Triangle Park chapter of the Healthcare Business Women’s Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association.

Qualifications and Skills: Ms. Wysenski is a proven leader who brings to our Board extensive experience building and leading life sciences companies. Ms. Wysenski’s background includes executive management roles with responsibility over key operational and product commercialization functions, including substantial direct experience in sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Her experience, leadership skills and knowledge of the life sciences industry will provide valuable insight to our Board with respect to the launch and commercialization of pharmaceutical products.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Composition

Our Board is comprised of eight members. Our Board has determined that each director serving on our Board, with the exception of Richard F. Pops, is an independent director as defined by Nasdaq rules. The composition and functioning of our Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

In accordance with our Articles of Association,  our Board is divided into three classes with staggered three-year terms. At each annual general meeting of shareholders, the successors to directors whose terms then expire will be elected to serve three-year terms. Our directors are divided among the three classes as follows:

●the Class I directors are Floyd E. Bloom, M.D., Nancy L. Snyderman, M.D. and Nancy J. Wysenski, and their terms will expire at the Company’s Annual General Meeting of Shareholders to be held in 2018;

●the Class II directors are David W. Anstice, Robert A. Breyer and Wendy L. Dixon, Ph.D., and their terms will expire at the Company’s Annual General Meeting of Shareholders to be held in 2019; and

●the Class III directors are Paul J. Mitchell and Richard F. Pops, and their terms will expire at this Annual Meeting.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Independence of Members of the Board of Directors

The Company defines an “independent” director in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of Nasdaq. Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each director’s status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the Board, would interfere with the director’s exercise of independent judgment in carrying out such director’s responsibilities as a director. The Board makes a determination as to whether each director is “independent” under the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq at two points in time during the year-after the annual general meeting of shareholders and in conjunction with the preparation and filing of the Company’s proxy statement. To assist in making its determination, the Board solicits information from each of the Company’s directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company or received personal benefits outside the scope of such person’s normal compensation.

The Board has determined that each of David W. Anstice, Floyd E. Bloom, M.D., Robert A. Breyer, Wendy L. Dixon, Ph.D., Paul J. Mitchell, Nancy L. Snyderman, M.D. and Nancy J. Wysenski are independent within the meaning of the Company’s director independence standards and the director independence standards of the Exchange Act and Nasdaq. Furthermore, the Board has determined that each member of each committee of the Board is independent within the meaning of the director independence standards of the Company, the Exchange Act and Nasdaq.

Executive Sessions of Independent Directors

The Board’s policy is to hold meetings of the independent directors following each regularly scheduled in-person Board meeting. Independent director sessions do not include any employee directors of the Company and were held following each regularly scheduled in-person Board meeting during 2016. The Board has adopted a Charter of the Lead Independent Director which requires that members of the Board elect a non-management director to serve in a lead capacity, known as the Lead Independent Director, if the Chairman of the Board and Chief Executive Officer of the

Company are the same person. The Board annually elects an independent director to serve as the Lead Independent Director, and Mr. Mitchell has served as our Lead Independent Director since August 2012.

Board Leadership Structure

The Board appointed Mr. Pops as Chairman of our Board and as our Chief Executive Officer. In determining that Mr. Pops serve in this combined role, the Board considered Mr. Pops’ ability to provide effective, consistent and continuous leadership to both our Board and our Company, his ability to align the strategic objectives of both management and the Board, his extensive knowledge of our operations and the industry and markets in which we compete and his ability to promote communication and synchronize activities between our Board and our senior management.

To facilitate effective independent oversight, the Board adopted the Lead Independent Director role, as described above. The Board believes that this structure provides an efficient and effective leadership model for the Company, and we believe that this Board leadership structure is the most appropriate structure for the Company as of the date of this proxy statement. The duties of the Lead Independent Director include:

●presiding at all meetings of the Board at which the Chairman of the Board is not present, including all executive sessions of the independent directors;

●reviewing and approving matters, such as agenda items and meeting schedules, to assure there is sufficient time for discussion of all agenda items, and, where appropriate, information provided to other Board members;

●serving as the principal liaison between the Chairman of the Board and the independent directors;

●facilitating the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;

●calling meetings of the independent directors of the Board; and

●ensuring availability, when appropriate and if requested by shareholders, for consultation and direct communication.

A current copy of our Charter of the Lead Independent Director is available on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

In addition, the Board has three standing committees, each of which is comprised solely of independent directors and led by an independent chair. These committees are discussed in detail below and under the heading “Board Committees.”

Policies Governing Director Nominations

Director Qualifications and Consideration of Diversity

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

●directors must be of high ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees;

●directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

●directors must have the ability to exercise sound business judgment; and

●directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience.

Although the Company does not have a formal diversity policy, the Company and the Nominating and Corporate Governance Committee endeavor to have a Board representing diverse viewpoints with broad experience in areas important to the operation of our Company such as business, science, medicine and finance/accounting. In this context, the Nominating and Corporate Governance Committee, in addition to the minimum qualifications set forth above, also considers a variety of attributes in selecting nominees to the Board, such as:

●an understanding of, and experience in, the biotechnology and pharmaceutical industries;

●an understanding of, and experience in, accounting oversight and governance, finance and marketing;

●leadership experience with public companies or other significant organizations;

●international experience; and

●diversity of age, gender, culture and professional background.

These factors and others are considered useful by the Board and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Board members are expected to prepare for, attend and participate in all Board meetings, meetings of Board committees on which they serve and the Company’s annual general meeting of shareholders. In addition, directors should stay abreast of the Company’s business and markets. The Company’s Chief Legal Officer and the Chief Financial Officer will be responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. The Nominating and Corporate Governance Committee regularly reviews other potential educational topics for the Board and provides its recommendation to the Board as to whether other educational measures are appropriate. The Company provides opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations. The Nominating and Corporate Governance Committee facilitates the annual Board and Board committee evaluations. The Board performs an annual self-evaluation, including individual director self-assessments, and each Board committee performs an annual self-evaluation to regularly assess the committee’s and each of its member’s effectiveness and each of its member’s contribution to the committee. Such assessments consider, in the case of the Board or a Board committee, its charter or governing document(s), and, in the case of an individual director, the applicable position description(s), as well as the competencies and skills each individual director is expected to bring to the Board.

Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. Board members should not hold more than six directorships (including such member’s seat on the Company’s Board), excluding for this purpose, not-for-profit organizations, trade organizations and related organizations, unless otherwise agreed to by the Nominating and Corporate Governance Committee. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates. Directors are expected to report changes in their primary business or professional association, including retirement, to the Chairman of the Board and the chair of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, will consider any effects these changes may have on the effectiveness of the director’s contribution to the work of the Board.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members to stand for election. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board.  The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the procedures set forth below.

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 180th day, prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the Company’s preceding year’s annual general meeting of shareholders.

Such recommendation for nomination must be in writing and include the following:

●all information relating to the individual recommended for consideration as a director nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions thereto (including the director nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected);

●name and address of the individual recommended for consideration as a director nominee;

●the principal occupation of the individual recommended for consideration as a director nominee;

●as to the shareholder making the recommendation:

oname and address of such shareholder, as such may appear on the Company’s Register of Members;

othe class and number of shares that are owned beneficially and/or of record by such shareholder;

oa representation that such shareholder is a registered holder of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

oa statement as to whether such shareholder intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such nomination;

othe total number of shares that will be voted for the individual recommended for consideration as a director nominee by such shareholder; and

oa written statement from such shareholder stating why such director nominee would be able to fulfill the duties of a director.

The Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence satisfactory to the Nominating and Corporate Governance Committee that such nominee has no interests that would limit such nominee’s ability to fulfill his or her duties as a director. If the shareholder making such director nomination does not appear, either directly or through a qualified representative, at the annual general meeting of shareholders, then such nomination shall be disregarded. Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By mail (including courier or expedited delivery service to):

Alkermes plc

Connaught House

1  Burlington Road

Dublin 4, Ireland

Attn: Secretary of Alkermes plc

By facsimile to:

+ 353 1 772 8001

Attn: Secretary of Alkermes plc

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee.  Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominee shall not be counted.

Composition and Responsibilities of the Board

The Company’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing materials provided to them, by visiting the Company’s locations and by participating in meetings of the Board and its committees and the Company’s annual general meeting of shareholders.

Size of the Board

The Board has been given the authority under our Articles of Association to set the size of the Board. The Board has set the Board size to eight and the Board currently consists of eight members. The Board periodically reviews the appropriate size of the Board and, in accordance with our Articles of Association, this number may be adjusted from time to time by the Board.

Board Compensation

It is the general policy of the Board that Board compensation should be a mix of cash and equity-based compensation. Full-time employee directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director as an “independent” director in accordance with the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq.

To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company’s service providers or partners or collaborators will undertake to ensure that their compensation from such providers or partners or collaborators does not include amounts connected to payments by the Company. The Compensation Committee periodically reviews director compensation in consultation with its independent compensation consultant and makes recommendations regarding director compensation to the Board based on comparable market data for director compensation.

Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of our management and our Board oversees and reviews various aspects of the Company’s risk management efforts. The Board executes its oversight responsibility for Company risk management directly and through its Board committees, as set forth below.

●Each year, the Board holds a meeting with the Chairman of the Board and Chief Executive Officer to discuss and review our mid- to long-term operating plans and overall corporate strategy, including a discussion of key risks to the plans and strategy and ways to mitigate such risks. The involvement of the Board in reviewing, and providing feedback on, our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. In addition, on an informal basis and as part of the regularly scheduled Board meetings, the Board discusses and provides feedback regarding the strategic direction and the issues and opportunities facing our Company in light of trends and developments in the industry and the general business environment. In addition, the Company’s Chief Risk Officer provides an annual overview to the Board of the results of the Company’s annual enterprise risk management assessment, which is discussed in greater detail annually by the Audit and Risk Committee, as described below.

●The Audit and Risk Committee is responsible for overseeing our financial, accounting and enterprise risk management programs and policies, as set forth in its charter. As part of fulfilling these responsibilities, the Audit and Risk Committee meets regularly with PwC,  our independent auditor and accounting firm, and members of management and others, including our Chief Financial Officer and members of our legal and financial compliance departments, to assess the integrity of our financial reporting processes, internal controls and actions taken to monitor and control risks related to such matters. The Audit and Risk Committee also regularly meets with PwC in executive session, without management present. The Board and Audit and Risk Committee receive regular assessments from management as to our policies and internal procedures designed to promote compliance with laws and regulations affecting our business and the results of our internal auditing and monitoring practices in this regard. In addition, the Audit and Risk Committee engages in a regular review of our enterprise risk management process and discusses, on an as-needed basis, any risks identified by such process or otherwise identified, including an evaluation of any such risks and mitigation activities put in place in reference thereto. On an ongoing basis, members of the Audit and Risk Committee have direct access to our Chief Administrative Officer, who serves as Chief Risk Officer of the Company and who is responsible for our enterprise risk management process.

●The Compensation Committee is responsible for reviewing and evaluating risks related to our compensation programs, policies and practices. For additional discussion of the Company’s efforts to manage compensation-related risks, see the discussion under the heading “Risk Assessment of Compensation Policies and Practices.”

●The Nominating and Corporate Governance Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting and other areas that may impact our risk profile from a governance perspective.

●The Board has adopted a Compliance Policy Statement, pursuant to Section 225 of the Companies Act, applicable to 2016 and subsequent years. On an annual basis, our directors will review the Company’s arrangements and structures intended to secure material compliance with the Company’s obligations under Irish corporate and tax laws.

In performing their risk oversight functions, each Board committee has full access to management, as well as the ability to engage outside advisors.

Succession Plan

The Chairman of the Board reviews succession planning and management development with the Board or directors designated by the Board on an annual basis.

Scheduling and Selection of Agenda Items for Board Meetings

In-person Board meetings are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company. Each director may propose the inclusion of items on the agenda, request the presence of, or a report by, any member of the Company’s management, or at any Board meeting raise subjects that are not on the agenda for that meeting. The Lead Independent Director approves the Board agenda in advance of the meeting. The Board may also take action from time to time by unanimous written consent.

The meetings of the Board are typically held at the Company’s headquarters in Dublin, Ireland, but occasionally meetings may be held at other locations at the discretion of the Board.

Board Committees

The Company currently has three standing committees: Audit and Risk,  Compensation, and Nominating and Corporate Governance. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances. The Audit and Risk,  Compensation and Nominating and Corporate Governance Committees are each composed entirely of independent directors.

Each standing committee of the Board has a written charter, approved by the Board, which describes the committee’s general authority and responsibilities. A current copy of each charter is available on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Each standing committee of the Board undertakes an annual review of its charter and works with the Board to make such revisions as are considered appropriate.

Each committee of the Board has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Board committee in its work.

Assignment of Committee Members

The Board is responsible for the appointment of committee members. The Nominating and Corporate Governance Committee recommends candidates to the Board for appointment to the Board’s standing committees, as well as for such committee chairs.

Frequency and Length of Committee Meetings and Committee Agenda

The chair of each Board committee, in consultation with the Chairman of the Board and appropriate members of management, will determine the frequency and length of the committee meetings and develop the committee’s agenda. The agendas and meeting minutes of the Board committees are available to the full Board, and other Board members are welcome to attend Board committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any Board committee.

Each Board committee regularly reports to the Board concerning such committee’s activities.

Policies Governing Security Holder Communications with the Board

The Board provides to every security holder the ability to communicate with the Board as a whole, and with individual directors on the Board, through an established process for security holder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole, security holders may send such communication to the attention of the Chairman of the Board through one of the two methods listed below:

By mail (including courier or expedited delivery service) to:

Alkermes plc

Connaught House

1  Burlington Road

Dublin 4, Ireland

Attn: Chairman of the Board of Directors

By facsimile at:

+ 353 1 772 8001

Attn: Chairman of the Board of Directors

For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director through one of the two methods listed below:

By mail (including courier or expedited delivery service) to:

Alkermes plc

Connaught House

1  Burlington Road

Dublin 4, Ireland

Attn: [Name of Individual Director]

By facsimile at:

+ 353 1 772 8001

Attn: [Name of Individual Director]

The Company will forward any such security holder communication to the Chairman of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed. The Company will forward such communication by certified mail to an address specified by each director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual General Meetings of Shareholders

The Board adopted a policy that all directors and all nominees for election as directors attend the Company’s annual general meetings of shareholders in person. All directors attended the Company’s 2016 Annual General Meeting of Shareholders.

Code of Ethics

The Company has adopted a “code of ethics” (as defined by the regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) that applies to all of the Company’s directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Business Conduct and Ethics also meets the requirements of a “code of conduct” (as defined by the rules of Nasdaq) and is applicable to all of the Company’s officers, directors and employees. A current copy of the Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon request directed to: Alkermes plc, Attention: Investor Relations, Connaught House, 1 Burlington Road, Dublin 4, Ireland.

Members of the Board shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct and Ethics, which shall be applicable to each director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets, interactions with government officials and healthcare professionals, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Business Conduct and Ethics with respect to any individual director or any executive officer shall be reported to, and be subject to the approval of, the Board.

For more corporate governance information, you are invited to access the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board held four meetings during 2016. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and the committee(s) on which such director served during 2016. The standing committees of the Board are the Audit and Risk Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Audit and Risk Committee

The Audit and Risk Committee consists of Paul J. Mitchell, Floyd E. Bloom, M.D. and Robert A. Breyer, each of whom is independent as defined by Rule 5605(a)(2) and as required under Rule 5605(c)(2) of Nasdaq’s  listing standards, as well as under the applicable requirements of the Exchange Act. Mr. Mitchell is the chair of the Audit and Risk Committee. In compliance with the Sarbanes-Oxley Act of 2002, the entire Board determined, based on all available facts and circumstances, that Mr. Mitchell and Mr. Breyer are “audit committee financial experts” as defined by the SEC. The Audit and Risk Committee held five meetings during 2016.

The Audit and Risk Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Under the terms of its current charter, the Audit and Risk Committee’s  responsibilities include: (1) appointing, compensating and retaining our independent accounting firm, (2) overseeing the work performed by any independent accounting firm, (3) assisting the Board in fulfilling its responsibilities by: (i) reviewing the financial reports we provide to the SEC,  our shareholders or to the general public, (ii) reviewing our internal financial and accounting controls and (iii) reviewing all related-party transactions, (4) overseeing the procedures of the Company designed to improve the quality and reliability of the disclosure of our financial condition and results of operations, (5) assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business and (6) reviewing procedures of the Company designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit and Risk Committee will engage advisers as necessary, distribute relevant funding provided by the Company, and serve as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder. Additionally, the Audit and Risk Committee is responsible for approving, in advance, any and all audit and non-audit services to be performed by PwC.  All services provided by PwC during 2016 were pre-approved by the Audit and Risk Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Wendy L. Dixon, Ph.D., Robert A. Breyer and Nancy J. Wysenski, each of whom is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards. Dr. Dixon is the chair of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee held five meetings during 2016.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Under the terms of its current charter, the Nominating and Corporate Governance Committee’s responsibilities include: (1) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election, (2) periodically reviewing our Code of Business Conduct and Ethics applicable to all directors, officers and employees and the Company’s Share Ownership and Holding Guidelines, (3) monitoring compliance with the Code of Business Conduct and Ethics and the Company’s Share Ownership and Holding Guidelines, (4) periodically reviewing the Company’s  Corporate Governance Guidelines and related matters, and (5) reviewing all shareholder proposals submitted to the Company and recommending appropriate action to the Board.

Compensation Committee

The members of the Compensation Committee are David W. Anstice, Paul J. Mitchell and Nancy J. Wysenski, each of whom is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards. Mr. Anstice is the chair of the Compensation Committee. The Compensation Committee held 13 meetings during 2016. In determining the members of the Compensation Committee, the Board considers whether the members qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Under the terms of its current charter, the Compensation Committee’s responsibilities include: (1) discharging the Board’s responsibilities relating to the compensation of our executives, (2) administering our incentive compensation and equity plans, (3) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations, (4) reviewing and discussing with our management our executive compensation disclosure (including our disclosure under “Executive Compensation—Compensation Discussion and Analysis”) included in reports and registration statements filed with the SEC, (5) directing the appointment and compensation, and overseeing the work, of any compensation consultant, legal counsel or other adviser retained by the Compensation Committee, with the Company required to provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any such compensation consultant, legal counsel or other adviser, and (6) evaluating and recommending to the Board appropriate compensation for our directors and ensuring proper disclosure of payments to our directors other than in their capacity as directors. The Compensation Committee also administers the Company Clawback Policy.

The Compensation Committee has established procedures for the grant of equity awards to eligible new employees. The Limited Compensation Sub-Committee, consisting of David W. Anstice, acted by unanimous written consent during 2016. In February 2017, the Compensation Committee delegated to the Limited Compensation Sub-Committee the authority to make individual grants of equity awards, up to the limit of its authority, to employees of the Company who are not subject to the reporting requirements of the Exchange Act and who are below the level of Vice President of the Company. The Limited Compensation Sub-Committee has the authority to approve new hire employee equity awards of up to 25,000 shares per individual grant to such eligible employees.

The Limited Compensation Sub-Committee will grant equity awards to eligible new hires, within the limits of its authority, on the first Wednesday following the first Monday of each month (or the first business day thereafter if such day is a holiday), also known as the New Hire Grant Date, for all eligible new hires beginning their employment the prior month. New hire grants that exceed the authority of the Limited Compensation Sub-Committee will be granted on the New Hire Grant Date or, if not possible, as soon as practicable thereafter, by the Compensation Committee as a whole.

Compensation Committee Interlocks and Insider Participation

During 2016,  David W. Anstice (Chair), Paul J. Mitchell and Nancy J. Wysenski served on the Compensation Committee.

During 2016, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board’s Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Board’s Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as our director.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Ordinary resolution)

Our Compensation Discussion and Analysis, which appears later in this proxy statement, describes our executive compensation program and the compensation decisions that the Compensation Committee made with respect to the compensation of our named executive officers for 2016. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As required pursuant to Section 14A of the Exchange Act,  our Board is asking that shareholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and related compensation tables and narrative discussion.”

Our Board is asking that shareholders support this Proposal 2. Although the vote you are being asked to cast is advisory, and therefore non-binding, we value the views of our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of this Proposal 2 because they are not considered as votes cast.

In 2016,  we submitted our executive compensation program to an advisory vote of our shareholders, and it received the support of over 92% of the total votes cast at our 2016 Annual General Meeting of Shareholders.

Our Board will hold a non-binding, advisory vote of our shareholders on our executive compensation program and the compensation decisions that the Compensation Committee made with respect to the compensation of our named executive officers every year until the next required shareholder vote on the frequency of such advisory vote. The next shareholder vote on the frequency of such advisory vote currently is expected to be held at our 2018 Annual General Meeting of Shareholders.

The Board unanimously recommends that you vote FOR the advisory vote on executive compensation.

PROPOSAL 3

NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR AND ACCOUNTING FIRM AND

BINDING AUTHORIZATION OF AUDIT AND RISK COMMITTEE

TO SET INDEPENDENT AUDITOR AND ACCOUNTING FIRM’S REMUNERATION

(Ordinary resolution)

PwC served as our independent auditor and accounting firm for 2016. The Audit and Risk Committee reviewed and discussed the performance of PwC as the Company’s independent auditor and accounting firm for 2016. Following such review and discussion, the Audit and Risk Committee of the Board has retained PwC to serve as the Company’s independent auditor and accounting firm for the fiscal year ending December 31, 2017. Although we are not required to submit the appointment of PwC for shareholder approval, as a matter of good corporate governance, the Board, upon the recommendation of the Audit and Risk Committee, has determined to submit its selection for ratification by shareholders and to ask that shareholders authorize the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration. If the selection of PwC is ratified, the Audit and Risk Committee, in its discretion, may still select a different independent auditor and independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. As required under Irish law, the resolution in respect of this Proposal 3 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” this Proposal 3 must exceed the number of shares voted “against” this Proposal 3).  Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of this Proposal 3 because they are not considered as votes cast.

A representative of PwC is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of Alkermes plc and to authorize, in a binding vote, the Audit and Risk Committee to set such independent auditor and accounting firm’s remuneration.”

The Board unanimously recommends that you vote FOR the non-binding ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor and accounting firm for the fiscal year ending December 31, 2017 and the binding authorization of the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration.

PROPOSAL 4

APPROVAL OF

ALKERMES PLC 2011 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Ordinary resolution)

Overview

Our Board is requesting shareholder approval of the Alkermes plc 2011 Stock Option and Incentive Plan, as amended and effective as of the date of this proxy statement (the “2011 Plan”), as amended by this Proposal 4 to increase the number of ordinary shares authorized for issuance thereunder by [3,000,000] (subject to adjustment for stock splits, stock dividends and similar events). If approved by shareholders, the maximum number of ordinary shares authorized for issuance pursuant to future awards under the 2011 Plan will be the remaining shares available for issuance under the 2011 Plan at the time of shareholder approval, plus [3,000,000].

Shareholder approval of the 2011 Plan, as amended by this Proposal 4, will also serve to approve the performance measures set forth in the 2011 Plan, as further described below under the section entitled “—Qualified Performance-Based Compensation under Code Section 162(m).”

As of March [20], 2017, [6,941,050]  ordinary shares remained available for future issuance under the 2011 Plan and the Alkermes plc 2008 Amended and Restated Stock Option and Incentive Plan (the “2008 Plan” and, together with the 2011 Plan, the “Equity Plans”). While additional shares may become available under our Equity Plans, such as through employee terminations, this number is not expected to be material.

As of March [20], 2017, an aggregate of [15,248,569] ordinary shares are issuable upon exercise of outstanding options with a weighted average exercise price of $[35.30] and a weighted average remaining term of [6.41] years. As of March [20], 2017, [3,178,697]  ordinary shares are subject to unvested restricted stock unit awards, of which [2,144,104] are time-based restricted stock unit awards and [1,034,593] are performance-based restricted stock unit awards. As of March [20], 2017, we have a total of [153,058,640]  ordinary shares issued and outstanding. We have no restricted stock awards outstanding.

The Alkermes plc 2011 Stock Option and Incentive Plan was adopted by our Board on September 16, 2011, with subsequent amendments adopted by our Board on October 5, 2011 and October 31, 2011. The Alkermes plc 2011 Stock Option and Incentive Plan, as so amended, was approved by our shareholders on December 8, 2011. Our shareholders approved an amendment to such plan on August 1, 2012 and subsequently approved the Alkermes plc 2011 Stock Option and Incentive Plan, as so amended, in an amended and restated form, on August 1, 2013, May 28, 2014 and May 25, 2016.

The 2011 Plan, as amended in accordance with this Proposal 4, is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Why do we believe our shareholders should approve our 2011 Plan, as amended by this Proposal 4, to increase the number of shares authorized for issuance thereunder?

1.We believe the size of our share reserve increase request is reasonable.

We expect our request will provide us with sufficient ordinary shares to support between one and two years of equity awards at our current market value. Equity awards are key to attracting and retaining employees integral to the successful development of our clinical pipeline, the commercialization of our products and the accomplishment of transformative business transactions. Our compensation philosophy with respect to equity is to target the 50th percentile by value, as determined using the Black-Scholes option pricing model and market prices for restricted stock unit awards, of our comparable peer group, with the opportunity to increase or decrease the value of equity from the 50th percentile based upon performance.

2.Equity awards are integral to our compensation program and to our success.

a.We are preparing for the launch of ALKS 5461, our once-daily, oral sublingual investigational medicine in development for the adjunctive treatment of Major Depressive Disorder.  We continue to commercialize VIVITROL, for alcohol and opioid dependence, and ARISTADA, the newest long-acting atypical antipsychotic entrant in a competitive market. We seek to attract, hire and retain qualified and highly skilled personnel with marketed product experience. Competition for such personnel in our industry and the geographic regions in which we operate is intense, with numerous companies also launching or marketing products, including products that compete directly with our products.

b.We are expanding our non-clinical, pre-clinical and clinical research and development efforts and are advancing product candidates in our development pipeline through pre-clinical and clinical-stage testing. As we complete clinical activities, establish new development programs, and advance our product candidates to the next phase of development, we are actively expanding our research and development functions with qualified and highly skilled personnel. Competition for research and development personnel in our industry and the geographic regions in which we operate is intense, with competition for individuals skilled in our areas of focus exceptionally so.

c.Equity awards have been and, we believe, will continue to be, an integral component of our overall compensation program, enabling us to attract qualified and skilled employees and directors, retain our existing employees, including our experienced management team, and provide incentives for our employees to exert maximum efforts for our success, ultimately contributing to an increase in shareholder value.

3.We believe we have responsibly utilized our equity compensation to align employee interests with those of our shareholders to achieve and sustain share price growth.

Our three- and five-year shareholder returns were approximately 36.7% and 220.2% for the periods ended December 31, 2016.

4.We manage our equity incentive award use carefully.

a.As of March [20], 2017, our full dilution, which is calculated as (shares available for grant + shares subject to outstanding equity incentive awards) / (shares outstanding + shares available for grant + shares subject to outstanding equity incentive awards) is [14.2]%. This is despite the fact that a majority of the ordinary shares underlying our outstanding stock option awards are subject to vested, yet unexercised, options, approximately [90]% of which have a weighted average exercise price less than the closing price of our ordinary shares as of March [20], 2017. See the Outstanding Stock Option Awards table on the following page. We believe that this is a bullish indicator as to executive and employee confidence in the future of the Company and provides them with added incentive to increase the ordinary share price and create shareholder value.

b.Our historical adjusted average burn rate for the prior three fiscal periods, as calculated by ISS is 2.74%, which is well below the 6.53% cap that ISS applies to companies listed on the Russell index in our Global Industry Classification Standard, or GICS, industry group. Our average unadjusted burn rate for the same period is 2.39%.

c.Our burn rate for 2016, on an adjusted and unadjusted basis, was 3.64% and 2.83%, respectively.

The following table sets forth our historic use of equity in 2016, 2015 and 2014:

	Year
	2016	2015	2014
Stock options granted	2,750,800	2,697,610	2,036,300
Time-based restricted stock units granted	1,264,425	684,915	676,475
Performance-based restricted stock units earned	270,409	299,783	-
Weighted average ordinary shares outstanding	151,483,626	149,206,423	145,273,728

Outstanding Stock Option Awards

The following table provides supplementary information with respect to stock options outstanding as of March [20], 2017.  Approximately 90% of the exercisable options listed below have a weighted average exercise price less than the closing price of our ordinary shares on Nasdaq on December 31, 2016.

Year Granted	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Weighted Average Contractual Term (in Years)

12 Months Ended December 31, 2017 *	1,386,675	—	$54.70	9.91
12 Months Ended December 31, 2016	2,681,675	696,474	$36.22	9.03
12 Months Ended December 31, 2015	2,263,620	990,685	$67.99	8.08
12 Months Ended December 31, 2014	1,680,784	1,182,209	$46.86	7.09
9 Months Ended December 31, 2013	1,545,196	1,185,071	$33.67	6.23
12 Months Ended March 31, 2013	1,447,040	1,447,040	$16.78	5.19
12 Months Ended March 31, 2012	1,391,570	1,391,570	$17.30	4.26
12 Months Ended March 31, 2011	895,756	895,756	$12.17	3.24
12 Months Ended March 31, 2010	1,108,088	1,108,088	$8.95	2.47
12 Months Ended March 31, 2009	534,758	534,758	$12.08	1.37
12 Months Ended March 31, 2008	313,407	313,407	$15.68	0.39
	15,248,569	9,745,058

*	Reflects option awards granted through March [20], 2017. This includes annual equity awards made to employees on February 17, 2017.

Important Aspects of our 2011 Plan Designed to Protect our Shareholders’ Interests

The 2011 Plan contains certain provisions designed to protect our shareholders’ interests and reflect corporate governance best practices including those set forth below, which are qualified in their entirety by the “Summary of the 2011 Plan” and the full text of the 2011 Plan, as amended in accordance with this Proposal 4, attached hereto as Appendix A.

●Shareholder approval is required for additional shares.  The 2011 Plan does not contain an annual “evergreen” provision. Thus, shareholder approval is required each time we need to increase the share reserve, allowing our shareholders the ability to have a say on our equity compensation programs.

●Share counting provisions.  The share reserve under the 2011 Plan is reduced one share for each ordinary share issued pursuant to an option and 1.8 ordinary shares for each ordinary share issued pursuant to a full value award. This helps to ensure that management and the Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award. The 2011 Plan also prohibits liberal share recycling, meaning shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2011 Plan.

●Submission of 2011 Plan amendments to shareholders.  The 2011 Plan requires shareholder approval for material amendments to the 2011 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the 2011 Plan.

●Flexibility in designing equity compensation scheme.  The 2011 Plan allows us to provide a broad array of equity incentives, including traditional option grants, restricted stock awards,  restricted stock unit awards, performance stock awards and cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

●No right to vote or receive dividends.  Until shares are delivered in accordance with the 2011 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards.

●No option or SAR repricing.  The 2011 Plan explicitly prohibits repricing options or stock appreciation rights in any manner without shareholder approval, including cancelling awards in exchange for cash or another award.

●No automatic equity grants.  The 2011 Plan does not include automatic initial (upon becoming a member of the Board) or annual grants of equity to directors.

●Minimum 1-year vesting requirement.  Under the 2011 Plan, options are not exercisable, and restricted stock awards and restricted stock unit awards do not vest, until at least one year from grant date, and restricted stock and restricted stock units with time-based vesting cannot fully vest until at least three years from the grant date.

●Equity Clawback.  Equity awards granted to our named executive officers under the 2011 Plan are subject to our clawback policy, as in effect from time to time. A current copy of the Clawback Policy can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

●Change in Control.  Under the terms of our 2011 Plan, the Administrator (as defined below) has the authority to determine the conditions under which any award under the 2011 Plan will become exercisable in the event of a Sale Event (as defined in the 2011 Plan) at the time of grant of such award.

Required Vote

Approval of the 2011 Plan, as amended by this Proposal 4, requires the affirmative vote of the majority of the votes cast by shareholders (meaning the number of shares voted “for” this Proposal 4 must exceed the number of shares voted “against” this Proposal 4).  Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of this Proposal 4 because they are not considered as votes cast.

Recommendation

The text of the resolution in respect of Proposal 4 is as follows:

“RESOLVED, that the Alkermes plc 2011 Stock Option and Incentive Plan, as amended, be APPROVED.”

The Board unanimously recommends that you vote FOR approval of the 2011 Plan, as amended.

Principal Features of the 2011 Plan

The material features of the 2011 Plan are as set forth below:

●The 2011 Plan will be administered by either the Compensation Committee of the Board or by a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two independent, non-employee directors (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our ordinary shares. The Administrator may delegate its authority and duties with respect to the granting of options to a subcommittee of one or more members of the Board.

●The award of stock options (both incentive and non-qualified options), restricted stock unit awards,  restricted stock awards, cash-based awards and performance share awards is permitted.

●For purposes of determining the number of our ordinary shares available for issuance under the 2011 Plan, (a) the grant of any full value award (i.e., an award other than a stock option) is deemed as an award of 1.8 ordinary shares for each such ordinary share actually subject to the award and shall be treated similarly if returned to reserve status when forfeited or canceled under the 2011 Plan, and (b) the grant of a stock option is deemed as an award of one ordinary share for each such ordinary share actually subject to the award.

●Our Board may at any time amend or discontinue the 2011 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Additionally, no option or stock appreciation right may be repriced in any manner without shareholder approval. Any amendments that materially change the terms of the 2011 Plan, including any amendments that increase the number of shares reserved for issuance under the 2011 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2011 Plan, or materially change the method of determining the fair market value of our ordinary shares, will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Based solely on the closing price of our ordinary shares as reported on Nasdaq on March [20], 2017, the aggregate market value of the [31,649,500] shares, representing the maximum number of ordinary shares to be issued under the 2011 Plan, as amended in accordance this Proposal 4, is $[1,889] million. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2011 Plan. The shares available for issuance by us under the 2011 Plan will be authorized, but unissued, shares.

Qualified Performance-Based Compensation Under Code Section 162(m)

To ensure that certain awards granted under the 2011 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2011 Plan provides that the Administrator may require that the vesting or grant of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our ordinary shares, (4) economic value-added, (5) initiation or completion of clinical trials, (6) results of clinical trials, (7) drug development or commercialization milestones, (8) collaboration milestones, (9) operational measures including production capacity and capability, (10) hiring and retention of key managers, (11) expense management, (12) capital-raising transactions, (13) sales or revenue, (14) acquisitions or strategic transactions, (15) operating income (loss), (16) cash flow (including, but not limited to, operating cash flow and free cash flow), (17) return on capital, assets, equity, or investment, (18) shareholder returns, (19) gross or net profit levels, (20) operating margins, (21) earnings (loss) per ordinary share and (22) sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select, within 90 days following the commencement of a performance cycle, the particular performance criteria for such award and the performance goals with respect to each performance criterion. Each such award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 4,000,000 ordinary shares for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $25 million for any performance cycle.

Summary of the 2011 Plan

The following description of certain features of the 2011 Plan, as amended in accordance with this Proposal 4, is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2011 Plan, as amended in accordance with this Proposal 4, attached hereto as Appendix A.

Plan Administration.    The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan. The Administrator may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

Eligibility and Limitations on Grants.    Persons eligible to participate in the 2011 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the 2011 Plan will be to align the compensation of these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

The maximum award of stock options granted to any one individual will not exceed 4,000,000 ordinary shares (subject to adjustment for stock splits and similar events) for any calendar-year period. The maximum number of ordinary shares that can be awarded in the form of incentive stock options under the 2011 Plan, as amended, will not exceed [31,649,500] (subject to adjustment for stock splits and similar events).

Stock Options Granted to Employees and Key Persons and Non-Employee Directors.    The 2011 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our ordinary shares on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. Options may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments, provided they shall not be exercisable for a period of at least one year from the date of grant, and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part with written or electronic notice to the Company’s delegate. Upon exercise of non-qualified stock options, unless otherwise determined by the Administrator, the purchase price must be paid through a net reduction in the number of ordinary shares issuable upon such exercise, based on the fair market value of our ordinary shares on the date of exercise. Upon exercise of incentive stock options and those non-qualified options for which the Administrator elects not to utilize the above payment method, the option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of ordinary shares that are beneficially owned by the optionee based on the fair market value of our ordinary shares on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of our ordinary shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Grants of stock options to our non-employee directors will initially consist of options in respect of ordinary shares reserved and available for issuance under our 2008 Plan. If and when no ordinary shares remain available for issuance under our 2008 Plan, then such non-employee director grants will consist of options in respect of ordinary shares reserved and available for issuance under our 2011 Plan.

Restricted Stock Unit Awards.    The Administrator may award stock units as restricted stock unit awards to participants. Restricted stock unit awards are ultimately payable in the form of ordinary shares and may be subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests, and, for such awards with time-based restrictions, a mandatory minimum period of three years from the date of grant before such award vests in its entirety, provided that vesting of such award can occur incrementally over the three-year period. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event (as defined in the 2011 Plan). To the extent a restricted stock unit award is subject to Section 409A of the Code, it may contain such additional terms and conditions as the Administrator shall determine in order for such award to comply with the requirements of Section 409A.

The Administrator, in its sole discretion, may permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a restricted stock unit award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the fair market value of our ordinary shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred.

Restricted Stock.    The Administrator may award ordinary shares to participants subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests, and, for such awards with time-based restrictions, a mandatory minimum period of three years from the date of grant before such award vests in its entirety, provided that vesting of such award can occur incrementally over the three-year period. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event (as defined in the 2011 Plan).

Cash-Based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in ordinary shares, as the Administrator determines. Except as may otherwise be provided by the Administrator, a grantee’s right in all cash-based awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason (including if a subsidiary ceases to be a subsidiary of the Company).

Performance Share Awards.    The Administrator may grant performance share awards independent of, or in connection with, the granting of other awards under the 2011 Plan. The Administrator, in its sole discretion, determines whether and to whom performance share awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, which may not be less than one year, and such other conditions as the Administrator shall determine. Upon the attainment of the performance goal, the grantee is entitled to receive ordinary shares.

Tax Withholding.    Participants in the 2011 Plan are responsible for the payment of any federal, national, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due to grantee, including the right to reduce the number of ordinary shares otherwise required to be issued to a grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Change in Control Provisions.    Under the terms of our 2011 Plan, the Administrator has the authority to determine the conditions under which any award under the 2011 Plan will become exercisable in the event of a Sale Event (as defined in the 2011 Plan) at the time of grant of such award. Except to the extent the Administrator determines otherwise at the time of grant, the 2011 Plan provides that all stock options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event; all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event; and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. In addition, in the event of a Sale Event in which the Company’s shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding vested stock options equal to the difference between the per share cash consideration and the exercise price of any vested stock option.

Shareholder Rights.    Until shares are delivered in accordance with the 2011 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards, notwithstanding the exercise of a stock option or any other action by the grantee with respect to an equity award.

Amendments and Termination.    Our Board may at any time amend or discontinue the 2011 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2011 Plan, including any amendments that increase the number of ordinary shares reserved for issuance under the 2011 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of the 2011 Plan, or materially change the method of determining the fair market value of our ordinary shares, will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval, the Administrator may not reduce the exercise price of an outstanding stock option or effect re-pricing of an outstanding stock option through cancellation or re-grants or through cancellation in exchange for cash or another award.

Effective Date of 2011 Plan

The Alkermes plc 2011 Stock Option and Incentive Plan was approved by our shareholders on December 8, 2011. Our shareholders approved an amendment to such plan on August 1, 2012 and subsequently approved the Alkermes plc 2011 Stock Option and Incentive Plan, as so amended, in an amended and restated form, on August 1, 2013, May 28, 2014 and May 25, 2016. Awards of incentive options may be granted under the 2011 Plan until ten years after Board approval. No awards may be granted under such plan after the date that is ten years from the date of shareholder approval.

New Plan Benefits

The benefits or amounts that may be received by, or allocated to, the Company’s Chief Executive Officer, Chief Financial Officer, and the Company’s three other named executive officers, all executives as a group, non-executive directors as a group and non-executive officer employees as a group, are granted on a discretionary basis and, as such, are not determinable as awards under the 2011 Plan.

Grants of stock options to our non-employee directors will initially consist of options in respect of ordinary shares reserved and available for issuance pursuant to our 2008 Plan. If and when no ordinary shares remain available for issuance under our 2008 Plan, then such non-employee director grants will consist of options in respect of ordinary shares reserved and available for issuance under our 2011 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2011 Plan. It does not describe all U.S. federal tax consequences under the 2011 Plan, nor does it describe foreign, state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If ordinary shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If ordinary shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

Non-Qualified Options.    No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    We will generally be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code,  our deduction for certain awards under the 2011 Plan may be limited to the extent that the Chief Executive Officer or other executive officer (other than our Chief Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2011 Plan is structured to allow certain grants to qualify as performance-based compensation.

A copy of the 2011 Plan, as amended in accordance with this Proposal 4, is attached as Appendix A.

BACKGROUND TO PROPOSALS 5 AND 7

Overview

Proposals 5 and 7, which we refer to as our Share Issuance Proposals, ask shareholders to approve, for a five-year term, our directors’ authority to allot and issue shares up to our authorized but unissued share capital, which we call the share allotment and issuance authority, and to allot and issue those shares for cash without first being required to offer such shares to all of our shareholders on a pro-rata basis, which we call the pre-emption opt-out authority. In this proxy statement, we refer to the share allotment and issuance authority and the pre-emption opt-out authority collectively as the share issuance authorities. Our Board recommends voting for the Share Issuance Proposals for many reasons, including the following, which are discussed in greater detail below:

●Approval of the Share Issuance Proposals will place us on an equal footing with our peers listed on Nasdaq in competing for, and completing, acquisitions and similar strategic transactions designed to advance our business and increase shareholder value.

●Share issuance limitations derived from Irish market practice for companies listed on the Irish Stock Exchange (“ISE”) are not required or mandated by Irish or U.S. laws or regulations and we do not believe that limitations derived from such Irish market practice should apply to us as a company exclusively listed on Nasdaq.

●The governance and share issuance requirements and restrictions to which U.S.-incorporated, Nasdaq-listed companies are subject will continue to apply to us in all respects.

●We believe we responsibly exercised our rights under our original share issuance authorities, which are the same authorities that we are requesting you to approve under the Share Issuance Proposals.

Why We are Submitting the Share Issuance Proposals for Shareholder Approval

We are listed in the U.S. and Incorporated in Ireland. We are a public limited company incorporated in Ireland and therefore we follow the corporate legal requirements of Ireland.  Our Board is subject to, and has and will continue to exercise its authority in compliance with, its fiduciary duties to the Company and our shareholders under Irish law. Our ordinary shares are listed exclusively on Nasdaq.  Because our ordinary shares are listed exclusively in the U.S. and the U.S. capital markets are the sole capital markets for our ordinary shares, we follow the rules and regulations of the SEC and the Nasdaq rules and listing standards. We are and will continue to be subject to the same governance and share issuance requirements and restrictions as all U.S.-incorporated companies listed on Nasdaq.

Irish law requires us to obtain shareholder approval of share issuance authorities. As a matter of Irish law, directors of an Irish public limited company must have specific authority from shareholders to allot and issue any of the company’s ordinary shares (other than pursuant to employee equity plans). In addition, as a matter of Irish law, when the directors of an Irish public limited company determine that it is in the best interests of the company to issue shares for cash, the company must first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis, unless this statutory obligation is dis-applied, or opted-out of, by approval of the shareholders. As a matter of Irish law, these approvals are required only once every five years and there is no limit under Irish law on the amount of shares that these approvals may cover (apart from the Irish-incorporated company’s then authorized but unissued share capital). Companies incorporated in the U.S. are not subject to similar share issuance restrictions.

In 2016 we sought and received approval for limited share issuance authorities. Our original share issuance authorities expired on September 15, 2016 and accordingly, we sought approval of the renewal of our share issuance authorities at our 2016 Annual General Meeting of Shareholders. When we formulated the share issuance authorities proposals that were presented at, and approved by, our shareholders at our 2016 Annual General Meeting of Shareholders, we followed the market practice for companies whose share capital is listed on the ISE, which market practice is described in more detail below, in part because we believed that our shareholders might apply the same policies they apply to companies listed on the ISE when analyzing our share issuance authorities.  However, those limitations are not required or mandated by Irish or U.S. laws or regulations; rather, those limitations are derived from the standards and market practices for companies whose share capital is listed on the ISE, where our shares are not listed.

Obtaining the authorities requested by the Share Issuance Proposals is important to our business strategy. We regularly review potential transactions related to technologies, products or product rights and businesses complementary to our business, and, if appropriate, we may seek to enter into one or more of these transactions at any time in order to advance our business and increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If the Share Issuance Proposals are not approved, we may be required to obtain shareholder approval prior to issuing any shares in connection with new strategic opportunities, even if we would not otherwise be required to obtain shareholder approval under the Nasdaq rules. This could put us at a distinct disadvantage compared to many of our peers in competing for, and completing, acquisitions and similar transactions, thus potentially limiting our ability to undertake transactions that are in the best interests of the Company and our shareholders.

Upon further analysis and engagement with our shareholders following our 2016 Annual General Meeting of Shareholders, we believe that it is in the best interests of the Company and our shareholders to seek full share issuance authorities.  This year, we have solicited the views of institutional investors representing greater than [71]% of our outstanding shares on a variety of topics, including our business, strategy and corporate governance practices. These discussions have been productive and informative, and have helped ensure that our Board’s decisions are aligned with shareholder objectives. In discussions we have had with shareholders about the share issuance authorities, shareholders have generally understood that renewing our share issuance authorities to the maximum extent permitted by Irish law would be both consistent with Irish and U.S. laws and regulations and would allow us to compete on an equal footing with our U.S.-incorporated and exchange-listed peers.

We therefore believe that applying the standards and market practices for companies whose share capital is listed on the ISE, where our ordinary shares are not listed, is no longer appropriate for our company, particularly in light of our belief that the current limitations on our share issuance authorities place us at a competitive disadvantage compared to our U.S.-incorporated peers whose share capital, like ours, is listed exclusively on U.S. exchanges but who, unlike us, are not subject to these share issuance limitations, and the fact that we are committed to complying with the governance rules and practices of the actual capital market for our ordinary shares—Nasdaq—which provides its own separate restrictions on share issuances for the protection of shareholders. Therefore, we have formulated Proposals 5 and 7 to seek the same share issuance authorities we had from September 2011 until September 2016, during which time we possessed the right under Irish law to allot and issue shares, and sell such shares for cash, up to our total authorized but unissued share capital, because we believe such authority would allow us to compete on an equal footing with our U.S.-incorporated, Nasdaq-listed peer companies for acquisitions and similar transactions.

What the Share Issuance Proposals are Asking Shareholders to Approve

The Share Issuance Proposals ask shareholders to approve, for a five-year period commencing on the date of approval of the Share Issuance Proposals, our directors’ authority to allot and issue shares up to a maximum of our authorized but unissued share capital as of the date of such Proposals, and to issue those shares for cash without first being required to offer such shares to all of our shareholders on a pro-rata basis. Such proposals do not alter our existing legal obligations; we are and will continue to be subject to all of the shareholder approval and other requirements that arise from our ordinary shares being listed exclusively on Nasdaq and our being considered a U.S. domestic reporting company under SEC rules, and our Board will continue to be subject to, and satisfy, its fiduciary duties to the Company and our shareholders under Irish law with respect to share issuances.

Why Our Shareholders Should Support Our Share Issuance Proposals

The Share Issuance Proposals establish equal footing and remove competitive disadvantages compared to our U.S. exchange-listed peers. We believe that the current limitations on our share issuance authorities place us at a competitive disadvantage as compared to our U.S.-incorporated and exchange-listed peers. Companies that are incorporated and listed in the U.S. are not generally required to—and do not—seek shareholder approval to renew their authority to allot and issue shares, or to dis-apply the obligation, when issuing such shares for cash, to offer the shares on a pre-emptive, pro-rata basis to existing shareholders. Approval of the Share Issuance Proposals would allow us to compete on an equal footing with our U.S.-incorporated and U.S. exchange-listed peers.

As described above, we regularly review potential transactions related to technologies, products or product rights and businesses complementary to our business, and we may seek to enter into one or more of these transactions at any time in order to advance our business and increase shareholder value. Accordingly, to enable our directors to comply with their primary duty to act in the best interests of the Company, our Board, along with our management, must have the flexibility to quickly take advantage of strategic opportunities, including potentially transformative acquisitions and other capital-intensive opportunities if and when such acquisitions or opportunities arise. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If the Share Issuance Proposals are not approved, we may be required to obtain shareholder approval prior to issuing any shares in connection with new strategic opportunities, even if we would not otherwise be required to obtain shareholder approval under the Nasdaq rules. This could put us at a distinct disadvantage compared to many of our peers in competing for acquisitions and similar transactions and might make it difficult for us to complete such transactions, thus potentially limiting our ability to deploy capital in the best interests of the Company and our shareholders.

Should our shareholders not approve the Share Issuance Proposals and our current share issuance authorities expire, we will generally not be able to allot and issue any shares, including shares for cash, (other than to employees pursuant to our employee equity plans or pursuant to a pre-existing contractual obligations) without first seeking and obtaining shareholder approval for each such issuance. In either case, we would still have the ability to seek shareholder approval in connection with a specific issuance of shares; however, we do not believe that our ability to convene an extraordinary general meeting of shareholders to approve each specific share issuance that we may seek to undertake in furtherance of future strategic transactions is a workable alternative to obtaining approval of the Share Issuance Proposals. Obtaining shareholder approval is a costly process that can take a significant amount of time, without any assurance of success. The uncertainty of whether we could obtain shareholder approval for a specific issuance in the context of any transaction, as well as the delays we would experience in seeking and obtaining such approval, could make any transaction bid that we submit less attractive, even if our bid was on economically better terms than competitive bids submitted by U.S.-listed companies not subject to similar share issuance restrictions. In addition, the case-by-case approval approach ignores market window and other deal timing and competitive realities. Likewise, even if Proposal 5 is approved, if Proposal 7 is not also approved, then in any capital-raising transaction where we propose to issue shares for cash consideration in excess of our current limitation (or, upon expiry of our current limitation, at all), we would be required to first offer those shares that we propose to issue for cash to all of our existing shareholders in a time-consuming pro-rata rights offering, which would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of acquisition opportunities or otherwise, would increase our costs and otherwise might make it difficult for us to complete acquisitions, licensing and similar transactions, and could put us at a distinct disadvantage compared to many of our peers in competing for such transactions.

In addition, we believe that renewing our share issuance authorities for a five-year period instead of seeking general re-approval of our share issuance authorities on a more frequent basis is in the best interests of the Company and our shareholders because seeking general re-approval of our share issuance authorities on a more frequent basis would still subject us to the competitive disadvantage risk, particularly given the 75% vote threshold required to approve the pre-emption opt-out authority. Our concern in this regard is that a single shareholder or small number of shareholders, including those with a short-term focus, could defeat a proposal to approve the pre-emption opt-out authority given the high vote threshold to approve that dis-application, even if a substantial majority of our shareholders who are supportive of our business and strategy vote to approve the pre-emption opt-out authority.

Share issuance limitations derived from Irish market practice are not required or mandated by Irish or U.S. laws or regulations and we do not believe that limitations derived from Irish market practice should apply to us as a company exclusively listed on Nasdaq. We do not believe that limitations derived from Irish market practice should apply to us. While not required or mandated by Irish or U.S. laws or regulations, we believe it has become market practice for companies whose share capital is listed on the ISE to generally limit their share allotment and issuance authority to an amount equal to 33% (or 66% pursuant to a fully pre-emptive rights issue) of their issued share capital for a period of 12 to 18 months and to generally limit the dis-application of the statutory pre-emption right to a maximum of 10% of their issued share capital (provided that any amount above 5% is to be used only for the purposes of an acquisition or a specified capital investment). While these limitations in size and duration on the share issuance authorities are part of the corporate governance framework applicable to companies whose share capital is listed on the ISE (regardless of whether such companies are incorporated in Ireland or elsewhere), our ordinary shares are not, and never have been, listed on the ISE, and we are not subject to ISE share listing rules or governed by the corporate governance standards applicable to companies whose share capital is listed on the ISE. Our current share issuance authorities conform to these limitations. However, because the U.S. capital markets are the sole capital markets for our ordinary shares and our ordinary shares are listed exclusively on Nasdaq, we believe that our shareholders expect us to, and we are committed to, follow customary U.S. capital markets practices, the rules and regulations of the SEC and the Nasdaq rules and listing standards—and, based on engagement with our shareholders following our 2016 Annual General Meeting of Shareholders, we believe that the shareholders with whom we have had discussions about the share issuance authorities understood that renewing our share issuance authorities to the maximum extent permitted under Irish law and without the limitations on amount or duration derived from Irish market practice would be both consistent with Irish and U.S. laws and regulations and would allow us to compete on an equal footing with our U.S.-incorporated and exchange-listed peers.

Risks if the Share Issuance Proposals are not approved. For all of the reasons described above, we believe that the additional restrictions on our ability to deploy capital if our share issuance authorities are not renewed on the terms set forth in the Share Issuance Proposals would negatively impact our ability to quickly take advantage of strategic opportunities, including potentially transformative acquisitions and other capital-intensive opportunities if and when such acquisitions or opportunities arise. In addition, we operate in a highly competitive industry, and believe that the failure to approve the share issuance authorities on the basis proposed would put us at a competitive disadvantage; conversely, we believe that the renewal of our share issuance authorities on the terms set forth in the Share Issuance Proposals would keep us on an equal footing with our peer companies who are incorporated and listed in the U.S.

We will remain subject to all Nasdaq requirements and SEC rules, and fiduciary duties under Irish law. Shareholder approval of our Share Issuance Proposals does not impact our existing obligations under SEC rules and regulations and the Nasdaq rules and listing standards. In addition, our Board is subject to, and has and will continue to exercise its authority in compliance with, its fiduciary duties to the Company and our shareholders under Irish law, including in respect of share issuances.

To be clear, shareholder approval of our Share Issuance Proposals would not mean that we would have no limits on future share issuances. To the contrary, we are considered a U.S. domestic reporting company under SEC rules and are subject to the same governance and share issuance requirements as all U.S.-incorporated companies listed on Nasdaq. For example, other than in public offerings for cash, Nasdaq Listing Rule 5635 requires, among other things, that shareholder approval be obtained prior to the sale, issuance or potential issuance of 20% or more of our ordinary shares outstanding, at a price less than the greater of book or market value, whether in connection with private placements or the acquisition of the stock or assets of another company. This same rule also requires shareholder approval for acquisitions of the stock or assets of another company where a director, officer or shareholder of our company has certain interests in the target company or assets to be acquired. These restrictions would continue to apply to us.

In addition, our shareholders will also continue to benefit from our directors’ obligations under Irish law, including their principal fiduciary duties to act in good faith and in the best interests of the Company, and the protections afforded to them under the Irish Takeover Rules, which are designed to ensure that, in an offer context, there is equality of information between shareholders and bidders and that shareholders rights are protected.

During our first five years as an Irish company we possessed full share issuance authorities and we believe we demonstrated responsible use of our equity. From the date of our incorporation as an Irish public limited company through September 2016, we possessed the right under Irish law to allot and issue shares, and sell such shares for cash, up to our total authorized but unissued share capital—the same authorities we are requesting you to approve under Proposals 5 and 7. During this period, we believe that we demonstrated responsible use of such authorities, engaging in one sale of less than five percent of our ordinary share capital in one capital-raising transaction with Invesco Perpetual Funds. In addition, during this period, our average burn rate, on an adjusted and unadjusted basis, was consistently less than the average for our GICS industry group.

Effect on Authorized Share Capital

Of the 450,000,000 ordinary shares we currently have authorized for issuance, there were [153,070,466] ordinary shares issued and outstanding and another [25,368,316] ordinary shares reserved for issuance under the Equity Plans, in each case as of the close of business on the Record Date. Approval of the Share Issuance Proposals will not increase our authorized share capital or otherwise provide greater authority than is provided for under our Articles of Association. In addition, we have no immediate plans, arrangements or understandings with respect to any share issuances for which renewal of the share issuance authorities is necessary, other than issuances of shares under the Equity Plans.

Summary

The Share Issuance Proposals, if approved, would provide our Board with the flexibility to issue shares that are already within our authorized share capital in order to advance our business and drive shareholder value on an equal footing with our peers, subject to the shareholder approval and other requirements and restrictions of Nasdaq and the SEC. The renewal of the share issuance authorities, as proposed:

●will not increase our authorized share capital;

●will not exempt us from any Nasdaq corporate governance or other requirements, including those limiting the issuance of shares;

●will keep us on an equal footing with our peer companies who are incorporated and listed in the U.S., while also fully complying with Irish law; and

●is fully consistent with U.S. capital markets practice and governance standards.

For the above reasons, our Board strongly recommends that you vote “FOR” both of the Share Issuance Proposals.

PROPOSAL 5

DIRECTORS’  AUTHORITY TO ALLOT AND ISSUE SHARES

(Ordinary resolution)

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to allot and issue any shares, including shares which are part of the company’s authorized but unissued share capital. Under Irish law, this authority can be granted for a maximum period of five years, at which point it lapses unless renewed by the company’s shareholders. Our current authorization, approved by our shareholders at the Company’s 2016 Annual General Meeting of Shareholders, allows our directors to allot and issue up to a maximum of 33%, or 66% pursuant to a fully pre-emptive rights issue, of our issued ordinary share capital until March 15, 2018, unless otherwise varied, revoked or renewed, which we refer to as our Existing General Allotment and Issuance Authority.

Under this Proposal 5, we are seeking approval to provide our directors with the authority to allot and issue shares up to a maximum of our authorized but unissued ordinary share capital as of the date of the resolution, effective for a five-year period from the date this Proposal 5 is approved. We are not asking shareholders to approve an increase to our authorized share capital. Approval of this Proposal 5 will simply provide our Board with the flexibility to allot and issue ordinary shares up to the maximum of our existing authorized but unissued ordinary share capital as of the date of the resolution, subject to the shareholder approval and other requirements of Nasdaq and the SEC. The authority would apply to the allotment and issuance of shares, other securities convertible into or exercisable or exchangeable for our shares and director equity awards. This authority would provide our Board with the flexibility to allot and issue shares that are already within our authorized share capital in order to advance our business and drive shareholder value, including, if applicable, in connection with funding acquisitions and raising capital.

Because we are a Nasdaq-listed company,  our shareholders continue to benefit from the protections afforded to them under the rules and regulations of Nasdaq and the SEC, including those rules that limit our ability to allot and issue shares in specified circumstances, and our Board will continue to focus on, and satisfy, its fiduciary duties to the Company and our shareholders under Irish law with respect to share issuances. In addition, our shareholders will also continue to benefit from our directors’ obligations under Irish law, including their principal fiduciary duties to act in good faith and in the best interests of the Company, and the protections afforded to them under the Irish Takeover Rules, which are designed to ensure that, in an offer context, there is equality of information between shareholders and bidders and that shareholders rights are protected. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for U.S.-incorporated companies listed on Nasdaq with whom we compete. Accordingly, approval of this resolution would merely place us on equal footing with U.S.-incorporated, Nasdaq-listed companies.

If shareholders approve this Proposal 5, the Existing General Allotment and Issuance Authority will be revoked with effect from the passing of the resolution set forth below. If shareholders do not approve this Proposal 5, the Existing General Allotment and Issuance Authority will continue until March 15, 2018. However, before March 15, 2018 we will remain at a disadvantage compared to other Nasdaq-listed companies because, absent shareholder approval, our Board will not be able to allot and issue ordinary shares up to the maximum of our existing authorized but unissued ordinary share capital, and after March 15, 2018, we will generally not be able to allot and issue any shares (other than to employees pursuant to our employee equity plans or pursuant to pre-existing contractual obligations) without first seeking and obtaining shareholder approval for each such issuance.

Please refer to the Background to Proposals 5 and 7 beginning on page 39 of this proxy statement for additional information regarding this Proposal 5.

As required under Irish law, the resolution in respect of this Proposal 5 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” this Proposal 5 must exceed the number of shares voted “against” this Proposal 5). Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of this Proposal 5 because they are not considered as votes cast.

The text of the resolution in respect of Proposal 5 is as follows:

“RESOLVED, that the directors of the Company be and they are hereby generally and unconditionally authorized pursuant to section 1021(1) of the Irish Companies Act 2014 to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021(12) of the Irish Companies Act 2014) up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company as at the date of this resolution, and the authority conferred by this resolution shall expire five years from the date of passing of this resolution; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired and, in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and that the Existing General Allotment and Issuance Authority (as defined in this proxy statement) is revoked effective upon the passing of this resolution.”

The Board unanimously recommends that you vote FOR granting the directors the authority to allot and issue shares under this Proposal 5.

PROPOSAL  6

ADJOURNMENT PROPOSAL

(Ordinary resolution)

You are being asked to consider and vote upon an adjournment proposal.

This resolution proposes to approve any motion to adjourn the Annual Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 7.

Proposal 7 is subject to the Irish law super majority voting regime of voting by special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal  7,  we are seeking your authority to adjourn the Annual Meeting to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 7.

As required under Irish law, the resolution in respect of this Proposal 6 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” this Proposal 6 must exceed the number of shares voted “against” this Proposal 6).  Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of this Proposal 6 because they are not considered as votes cast.

The text of the resolution in respect of Proposal 6 is as follows:

“RESOLVED,  that any motion to adjourn this annual general meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of this annual general meeting to approve Proposal 7 set forth in this proxy statement, be approved.”

The Board unanimously recommends that you vote FOR the adjournment of the Annual Meeting to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 7.

PROPOSAL 7

DIRECTORS’  AUTHORITY TO ALLOT AND ISSUE SHARES FOR CASH WITHOUT

FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS

(Special resolution)

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required to first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). The statutory pre-emption right, if not dis-applied, affords existing shareholders the right to purchase any new shares that we propose to issue for cash in order to maintain their proportionate ownership interests in Alkermes following the issuance of those shares.

Our current authority, approved by our shareholders at the Company’s 2016 Annual General Meeting of Shareholders, allows our directors to allot and issue shares of the Company for cash on a non-pre-emptive basis until March 15, 2018, unless otherwise varied, revoked or renewed, provided that (a) the issuance is limited to a maximum of 10% of the issued ordinary share capital of the Company as of April 7, 2016, provided that any amount above 5% is to be used only for the purposes of an acquisition or a specified capital investment or (b) the issuance is in connection with any rights issue proportionally in favor of the holders of ordinary shares, and we refer to (a) and (b) as our Existing Pre-Emption Opt-Out Authority.

Under this Proposal 7, we are seeking shareholder authority to opt-out of the statutory pre-emption rights provision, effective for a five-year period from the date this resolution is approved. Your approval of this Proposal 7 will simply provide our Board with the flexibility to allot and issue shares for cash on a non-pre-emptive basis up to a maximum of our existing authorized but unissued ordinary share capital as of the date of the resolution. This authority would not exempt Alkermes from applicable Nasdaq requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our Board will continue to focus on, and satisfy, its fiduciary duties to the Company and our shareholders under Irish law, including with respect to share issuances. In addition, our shareholders will also continue to benefit from our directors’ obligations under Irish law, including their principal fiduciary duties to act in good faith and in the best interests of the Company, and the protections afforded to them under the Irish Takeover Rules, which are designed to ensure that, in an offer context, there is equality of information between shareholders and bidders and that shareholders rights are protected. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for U.S.-incorporated companies listed on Nasdaq with whom we compete. Accordingly, approval of this resolution would merely place us on an equal footing with U.S.-incorporated, Nasdaq-listed companies.

If shareholders do not approve this Proposal 7, the Existing Pre-Emption Opt-Out Authority will continue until March 15, 2018. However, before March 15, 2018, our Board will not be able to issue shares for cash in excess of the limitations under the Existing Pre-Emption Opt-Out Authority without first offering such shares to existing shareholders of Alkermes on a pro-rata basis before such shares could be issued to any new shareholders, and any ordinary shares issued for cash after March 15, 2018 would have to first be offered to existing shareholders of Alkermes on a pro-rata basis before those shares could be issued to any new shareholders. As a result of these limitations, in any capital-raising transaction where we propose to issue shares for cash consideration, we may be required to first offer some or all of those shares that we propose to issue for cash to all of our existing shareholders in a time-consuming pro-rata rights offering, which would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of acquisition opportunities or otherwise, would increase our costs and otherwise might make it difficult for us to complete acquisitions, licensing and similar transactions, and could put us at a distinct disadvantage compared to many of our peers in competing for such transactions.

Please note that the requirement to offer shares to pre-existing shareholders applies only to share issuances for cash consideration; accordingly, it does not apply where we issue shares for non-cash consideration (such as in a share exchange transaction or in any transaction in which property other than cash is received by us in payment for shares) or where we issue shares pursuant to employee equity plans.

Please refer to the Background to Proposals 5 and 7 beginning on page 39 of this proxy statement for additional information regarding this Proposal 7.

Please note that if Proposal 5 is not approved, Proposal 7, if approved, will (a) be limited by the terms of the Existing General Allotment and Issuance Authority and (b) have no effect upon expiry of the Existing General Allotment and Issuance Authority on March 15, 2018. If Proposal 5 and this Proposal 7 are approved, the Existing Pre-Emption Opt-Out Authority will be revoked effective upon the passing of the resolution set out below.

The resolution in respect of Proposal 7 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of this Proposal 7 because they are not considered as votes cast.

The text of the resolution in respect of Proposal 7 is as follows:

“RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal 5 (Board authority to allot and issue shares) as set out above, the directors of the Company be and they are hereby empowered pursuant to section 1023(3) of the Irish Companies Act 2014 to allot equity securities (as defined in section 1023(1) of that Act) for cash, pursuant to the authority conferred by Proposal 5 as if sub-section (1) of section 1022 did not apply to any such allotment, up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company as at the date of this resolution, and the authority conferred by this resolution shall expire five years from the date of passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired and, in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and that the Existing Pre-Emption Opt-Out Authority (as defined in this proxy statement) is revoked effective upon the passing of this resolution.”

The Board unanimously recommends that you vote FOR granting the Board authority to opt-out of statutory pre-emption rights under this Proposal 7.

REPORT OF THE AUDIT AND RISK COMMITTEE

No portion of this audit and risk committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

As more fully described in its charter, the Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. The Company’s independent auditor and accounting firm is responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit and Risk Committee any issues they believe should be raised. The independent auditor and accounting firm is also responsible to the Audit and Risk Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit and Risk Committee and Board determine. In addition, the independent auditor and accounting firm performs audit-related and permissible non-audit services for the Company.

In the performance of its oversight function, the Audit and Risk Committee reviewed and discussed with management and the independent auditor and accounting firm the audited consolidated financial statements of the Company for 2016, contained in the Company’s  Annual Report on Form 10-K. The Audit and Risk Committee discussed with PwC,  the Company’s independent auditor and accounting firm, the overall scope and plans for their audit. The Audit and Risk Committee met with PwC, with and without management present, to discuss the results of its examination, judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, the substance and clarity of disclosures in the financial statements, and the Company’s disclosure control process and internal control over financial reporting.

The Audit and Risk Committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301,  Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit and Risk Committee discussed with PwC the independence of PwC from management and Alkermes, and received the written disclosures and the letter from PwC to confirm its independence as required by applicable requirements of the PCAOB.

The Audit and Risk Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, which it made in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit and Risk Committee also reviewed and discussed with PwC the Report of Independent Registered Public Accounting Firm included in the Company’s  Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee monitors the activity and performance of PwC. All services to be provided by PwC are pre-approved by the Audit and Risk Committee. The Audit and Risk Committee’s evaluation of PwC included, among other things, consideration as to whether PwC’s provision of permissible non-audit services to the Company is compatible with maintaining its independence.

In reliance on these reviews and discussions, the Audit and Risk Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s  Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC, and the Board approved such inclusion.

Respectfully submitted by the Audit and Risk Committee,

Paul J. Mitchell (Chair)

Floyd E. Bloom, M.D.

Robert A. Breyer

For more information about the Audit and Risk Committee and its charter, you are invited to access the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

AUDIT FEES

Aggregate fees for 2016 and 2015

During 2016 and 2015,  PwC provided various audit, audit-related and tax services to us.  The Audit and Risk Committee understands the need for PwC to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of PwC,  the Audit and Risk Committee has adopted policies and procedures which require it to pre-approve all audit and non-audit services performed by PwC. All of the services of PwC for 2016 and 2015 described below were pre-approved by the Audit and Risk Committee.

The aggregate fees of PwC for 2016 and 2015 are as follows:

	2016	2015
Audit and review of financial statements(1)	$1,658,850	$1,695,968
Audit-related fees(2)	23,615	682,771
Tax fees(3)	399,617	573,437
All other fees(4)	1,800	1,800
Total	$2,083,882	$2,953,976

(1)

Consists of fees for services related to the audit of our annual consolidated financial statements, statutory audits and the review of our quarterly consolidated financial statements, including the review of our internal controls over financial reporting and other engagements related to the applicable fiscal year. Includes fees paid to PwC Dublin in respect of the audit of the group accounts of $0.5 million and $0.6 million during 2016 and 2015, respectively. Included in these amounts for 2016 and 2015 are expenses of $48,850 and $69,486, respectively.

(2)

For 2016, consists of fees for a royalty audit of one of our collaboration agreements. For 2015, consists of fees for the stand-alone audit of our manufacturing facility in Gainesville, Georgia, a royalty audit of one of our collaboration agreements and general advisory fees.

(3)

Consists of fees for tax advisory services, other than those related to the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements. Includes fees paid to PwC Dublin in respect of tax advisory services of $0.1 million during each of 2016 and 2015.

(4)	Consists of fees for access to the PwC on-line accounting research database.

OWNERSHIP OF THE COMPANY’S ORDINARY SHARES

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date by:

●each of the Company’s current directors and director nominees;

●the Company’s Chief Executive Officer;

●the Company’s Chief Financial Officer;

●each of the Company’s  three other named executive officers as set forth in the Summary Compensation Table herein; and

●all of the Company’s current directors and executive officers as a group.

According to SEC rules, the Company has included in the column “Number of Issued Ordinary Shares” all shares over which the person has sole or shared voting or investment power, and the Company has included in the column “Number of Ordinary Shares Issuable” all shares that the person has the right to acquire within 60 days after the Record Date through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. The business address of each director and that of Mr. Cooke, Mr. Frates and Ms. Biberstein, as officers of the Company, is Connaught House, 1 Burlington Road, Dublin 4, Ireland. The business address of the other executive officers is 852 Winter Street, Waltham, MA 02451.

Ownership by Directors and Executive Officers

	Number of Issued Ordinary Shares	Number of Ordinary Shares Issuable(1)	Total	Percent(2)
Mr. David Anstice	[15,000]	[217,600]	[232,600]	*
Dr. Floyd E. Bloom	[128,881]	[197,600]	[326,481]	*
Mr. Robert A. Breyer	[7,156]	[133,000]	[140,156]	*
Dr. Wendy L. Dixon	[1,600]	[172,600]	[174,200]	*
Mr. Paul J. Mitchell	[8,000]	[177,600]	[185,600]	*
Mr. Richard F. Pops	[630,406]	[2,787,500]	[3,417,906]	[2.23]%
Dr. Nancy L. Snyderman	[-]	[16,200]	[16,200]	*
Ms. Nancy J. Wysenski	[-]	[128,850]	[128,850]	*
Ms. Kathryn L. Biberstein	[148,904]	[589,042]	[737,946]	*
Mr. Shane Cooke	[71,948]	[320,570]	[392,518]	*
Dr. Elliot W. Ehrich	[55,071]	[191,301]	[246,372]	*
Mr. James M. Frates	[192,077]	[378,282]	[570,359]	*
All Directors and Executive officers as a group (16 persons)	[1,517,402]	[6,183,780]	[7,701,182]	[5.03]%

*	Represents less than one percent (1%) of outstanding ordinary shares.
(1)	Shares that can be acquired through stock options exercisable and restricted stock unit awards vesting by May 30, 2017, which is 60 days from the Record Date.
(2)	Applicable percentage of ownership as of the Record Date is based upon [153,070,466] ordinary shares issued and outstanding.

Ownership By Principal Shareholders

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date, or as of the date otherwise set forth below, by each shareholder known to us to be the beneficial owner of more than 5% of our ordinary shares.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, it is believed that each shareholder identified in the table possesses sole voting and investment power over all of our ordinary shares shown as beneficially owned by that shareholder. The percentages of beneficial ownership listed below are based on Schedule 13D and Schedule 13G filings made with the SEC as of the Record Date and based on [153,070,466] of our ordinary shares issued and outstanding as of the Record Date.

	Number of Ordinary Shares Beneficially Owned	Percent
FMR LLC (1)	22,795,572	[14.89]%
245 Summer Street
Boston, MA 02210

Wellington Management Company, LLP (2)	21,264,875	[13.89]%
280 Congress Street
Boston, MA 02210

T. Rowe Price Associates, Inc. (3)	18,440,121	[12.05]%
100 E. Pratt Street
Baltimore, MD 21202

The Vanguard Group (4)	11,599,214	[7.58]%
100 Vanguard Blvd.
Malvern, PA 19355

Blackrock, Inc.(5)	9,816,823	[6.41]%
55 East 52nd Street
New York, NY 10055

Vanguard Specialized Funds - Vanguard Health Care Fund (6)	8,660,076	[5.66]%
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Based solely on a Schedule 13G/A dated February 14, 2017, FMR LLC, a parent holding company, has sole voting power over 4,403,370 ordinary shares of Alkermes and sole dispositive power over 22,795,572 ordinary shares of Alkermes. Of the shares reported as beneficially owned by FMR LLC:

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(2)

Based solely on a Schedule 13G/A filed February 9, 2017 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”). These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisors”). Wellington Advisors controls directly or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of this class of securities, except for Vanguard Health Care Fund. Each of Wellington Management, Wellington Holdings and Wellington Advisors has shared voting power over 9,856,380 ordinary shares and shared dispositive power over 21,264,875 ordinary shares. Wellington Company has shared voting power over 9,033,368 ordinary shares and shared dispositive power over 19,988,869 ordinary shares.

(3)

Based solely on a Schedule 13G/A filed February 6, 2017.  T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 4,451,440 ordinary shares and sole dispositive power over 18,440,121 ordinary shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(4)

Based solely on a Schedule 13G/A, filed February 8, 2017, The Vanguard Group, in its capacity as investment adviser, may be deemed to beneficially own 11,599,214 ordinary shares of Alkermes. The Vanguard Group has sole voting power over 122,942 ordinary shares of Alkermes, sole dispositive power over 11,452,731 ordinary shares of Alkermes and shared dispositive power over 146,483 ordinary shares of Alkermes. The number of ordinary shares as to which The Vanguard Group has shared power to vote is 27,041.

(5)

Based solely on a Schedule 13G/A filed January  19, 2017, Blackrock, Inc., as a parent holding company or control person, beneficially owns 9,816,823 ordinary shares of Alkermes. Blackrock, Inc. has sole voting power over 8,834,873 ordinary shares of Alkermes and has sole dispositive power over 9,816,823 ordinary shares of Alkermes. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the ordinary shares of Alkermes. No one person’s interest in the ordinary shares of Alkermes is more than five percent of the total outstanding ordinary shares.

(6)

Based solely on a Schedule 13G, filed February 13, 2017, The Vanguard Specialized Funds may be deemed to beneficially own 8,660,076 ordinary shares of Alkermes. The Vanguard Specialized Funds has sole voting power over 8,660,067 ordinary shares of Alkermes. The number of ordinary shares as to which the Vanguard Specialized Funds has shared power to vote or dispose is zero.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares.

Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during 2016, all reports were timely filed.

COMPANIES ACT

Under the Companies Act,  our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

REPORT OF THE COMPENSATION COMMITTEE

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee of the Board, which is comprised solely of (i) independent directors within the meaning of applicable rules of Nasdaq, (ii) outside directors within the meaning of Section 162 of the Code, and (iii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement for 2016. In reliance on the reviews and discussions referred to above, the Compensation Committee has approved the Compensation Discussion and Analysis, and the Board has approved the Compensation Discussion and Analysis for inclusion in this proxy statement.

Respectfully submitted by the Compensation Committee,

David W. Anstice (Chair)

Paul J. Mitchell

Nancy J. Wysenski

For more information about the Compensation Committee and its charter, you are invited to access the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our named executive officers for 2016:

●Chairman of the Board and Chief Executive Officer, Richard F. Pops;

●Senior Vice President, Chief Financial Officer and Treasurer, James M. Frates;

●President, Shane M. Cooke;

●Executive Vice President, Research and Development and Chief Medical Officer, Elliot W. Ehrich, M.D.; and

●Executive Vice President, Chief Compliance Officer and Chief Administrative Officer, Kathryn L. Biberstein. Ms. Biberstein was also appointed the Chief Risk Officer of the Company in February 2017.

Introduction

The Compensation Committee, or the Committee, reviews, oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the Committee’s written charter adopted by the Board, which is available on the Corporate Governance page of the Investors section of our website, available at: http://investor.alkermes.com. David W. Anstice (chair), Paul J. Mitchell and Nancy J. Wysenski served on the Committee during 2016, and these directors continue to serve on the Committee.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will meaningfully contribute to our research and product development, manufacturing, commercialization, and operational efforts. We structure our executive officer compensation packages based on level of job responsibility, external peer comparisons, individual performance, and our overall Company performance. We target the 50th percentile for all elements of pay, with the opportunity to increase or decrease the variable elements of pay from the 50th percentile based on performance. The Committee established our executive compensation programs around the same set of objectives that guide us in establishing all of our compensation programs, which are:

●to provide an overall compensation package that rewards individual performance and corporate performance in achieving our objectives, as a means to promote the creation and retention of value for us and our shareholders;

●to attract and retain a highly skilled work force by providing a compensation package that is competitive with other employers who compete with us for talent;

●to structure an increasing proportion of an individual’s compensation as performance-based as such person progresses to higher levels within our Company;

●to foster the long-term focus required for success in the biopharmaceutical industry;

●to mitigate the likelihood of inducing excessive risk-taking behavior; and

●to structure our compensation and benefits programs similarly across our Company.

Highlights

We believe our executive compensation programs are effectively designed and have worked well to achieve our compensation objectives, which are aligned with the interests of our shareholders.

At our 2012 Annual General Meeting of Shareholders, a majority of our shareholders supported an annual non-binding, advisory vote on our executive compensation and, in response, our Board determined to hold an annual vote on the matter. In accordance with the SEC’s rules, in our proxy statement for our 2018 Annual General Meeting of Shareholders, we intend to include a non-binding, advisory shareholder proposal to ask our shareholders how frequently they recommend voting on our executive compensation program, which is sometimes referred to as Say on Pay Frequency.  In 2016, we submitted our executive compensation program to an advisory vote of our shareholders, and it received the support of over 92% of the total votes cast at our 2016 Annual General Meeting of Shareholders. The Committee believes that our shareholders, through this advisory vote, endorsed our compensation philosophies.

The Committee maintained the basic structure and design of our executive compensation programs for 2016.

Compensation Program Elements

The compensation program for executive officers consists of the following elements:

●base salary;

●annual cash performance pay (bonus); and

●long-term equity incentive awards, including:

ostock options;

otime-vesting restricted stock unit awards; and

operformance-vesting restricted stock unit awards.

The Committee utilizes these elements of compensation to structure compensation packages for executive officers that can reward both short- and long-term performance of the individual and our Company and foster executive retention.

Base Salary

Base salaries are used to provide a fixed amount of compensation for the executive’s regular work. The Committee establishes base salaries for executive officers that are competitive with comparable companies for each position and level of responsibility to the extent such comparable companies and positions exist. Any base salary increase for an executive officer must be approved by the Committee. In determining increases, if any, to the base salary of our executive officers, the Committee considers factors such as the individual’s performance, level of pay compared to comparable companies for each position and level of responsibility, experience of the individual in the position, cost-of-living indices, the magnitude of other annual salary increases at our Company and the achievement of the corporate objectives for the fiscal year. Base salary reviews for our executive officers occur once a year after the conclusion of the fiscal year.

Cash Performance Pay

Cash performance pay motivates executive officers to achieve both short-term operational and longer-term strategic goals that are aligned with, and supportive of, our long-term Company value. Any cash performance pay for an executive officer must be approved by the Committee. Cash performance pay is awarded by the Committee to executive officers after the fiscal year-end based on an evaluation of our Company performance and each individual’s contribution to this performance during the prior fiscal year. The Committee also considers data provided by its independent compensation consultant regarding total cash compensation of each executive officer in light of comparable market data. Performance objectives are established prior to the start of the performance period and evaluated by the Committee as outlined below.

In December 2015, the Committee approved the Alkermes plc Affiliated Company Fiscal Year 2016 Reporting Officer Performance Pay Plan (“2016 Performance Plan”) and established performance pay ranges and target performance pay that may be earned by our reporting officers, including all of our named executive officers, for the performance period coinciding with 2016 (January 1, 2016 to December 31, 2016). The 2016 Performance Plan contained the following corporate objectives for our executives: (i) secure and improve coverage and access for VIVITROL and ARISTADA; (ii) expand advocacy efforts for improved treatment of schizophrenia and for use of evidence-based medication-assisted treatment for addiction; (iii) complete FORWARD pivotal program for ALKS 5461, and, if results are positive, prepare the New Drug Application, or the NDA, for submission with the FDA; (iv) execute pivotal development programs for ALKS 3831 and ALKS 8700; (v) advance two early development compounds into the clinic and expand capabilities for further pipeline candidates; (vi) manufacture commercial products and clinical trial material to meet our goals of quality, reliability and efficiency; (vii) achieve financial guidance for revenue and non-GAAP earnings; and (viii) respond to changing business conditions.

In December 2015, the Committee set the performance pay range and the target performance pay for the 2016 cash performance pay award under the 2016 Performance Plan, for: (i) Mr. Pops at between 0% and 200% of his base salary, with a target of 100% of his base salary; (ii) Mr. Cooke at between 0% and 150% of his base salary, with a target of 75% of his base salary; (iii) Dr. Ehrich and Ms. Biberstein at between 0% to 130% of their base salaries, with a target of 65%; and (iv) Mr. Frates at between 0% and 100% of his base salary, with a target of 50% of his base salary. The Committee, after consulting its independent compensation consultant, established such performance pay targets and performance pay ranges based generally on comparable market data.

Equity Incentives—Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards

We currently grant equity awards under the Amended and Restated 2008 Stock Option and Incentive Plan, as amended (the “2008 Plan”) and the 2011 Stock Option and Incentive Plan, as amended (the “2011 Plan” and, together with the 2008 Plan, the “Equity Plans”). Each full value award issued under our 2008 Plan and our 2011 Plan, such as the grant of a restricted stock unit or performance share unit, counts as two share units for each ordinary share subject to the award and 1.8 share units for each ordinary share subject to the award, respectively, and each grant of a stock option issued under our Equity Plans counts as an award of one share unit for each ordinary share actually subject to the stock option.

The award of stock options (both incentive and non-qualified options), restricted stock awards, restricted stock unit awards, cash-based awards and performance share awards is permitted under the Equity Plans. All of our equity grants are made pursuant to the Equity Plans. As used herein, the term “stock award,” unless otherwise specified, will include restricted stock unit awards, restricted stock awards and performance share awards.

Grants of stock options and stock awards under our Equity Plans are designed to promote long-term retention and stock ownership, and align the interests of executives with those of shareholders, providing our executives with the opportunity to share in the future value they are responsible for creating. Generally, stock options and non-performance-based stock awards vest in equal annual installments over a four-year period. The Committee may, in its discretion, award equity with a different vesting schedule, provided that restricted stock awards and restricted stock unit awards may not vest, and stock options may not become exercisable, until one year from the date of grant at the earliest, and restricted stock awards and restricted stock unit awards with a time-based restriction are required to have at least a three-year restriction period, although vesting can occur incrementally over such three-year period.

Any equity granted to an executive officer must be approved and granted by the Committee. The number of shares underlying options and stock awards granted to each executive officer is determined by the Committee based on the performance of the executive; his or her contributions to overall performance of our Company; stock option grants and stock awards at comparable companies, and generally within the biopharmaceutical industry, based upon data provided by the independent compensation consultant (as discussed below) and the personal knowledge of Committee members; the dollar value of stock awards and stock option awards, as determined using the Black-Scholes option pricing model; consideration of previous equity awards made to each such executive officer; the total cash compensation of each such executive officer; the retention value of aggregate equity held by each such executive officer; and equity overhang and utilization calculations. Consideration is also given to the accounting impact of stock options and stock awards on our financial statements.

The Committee selectively utilizes a combination of stock options, time-vesting restricted stock unit awards and performance-vesting restricted stock unit awards in designing its equity compensation for Company employees. The Committee believes that utilizing restricted stock unit awards that vest on the achievement of key milestones for the Company in addition to time-vesting restricted stock unit awards and stock options, serves to align executive compensation with events that drive value for our shareholders. The Committee also believes that using a combination of restricted stock unit awards and stock option awards is more effective than either type of award alone in rewarding and retaining key employees and motivating executives to increase shareholder value. In this context, the Committee balances the mix of stock options and restricted stock unit awards such that executives receive a greater proportion of stock options than restricted stock unit awards, senior directors receive a more balanced mixture of stock options compared to restricted stock unit awards, and other of our key employees receive a greater proportion of restricted stock unit awards.

The Company no longer provides any employee with additional time to exercise or early vesting of stock options on retirement as part of its grant of stock option awards. Such retirement benefits were phased out by the Committee for stock option grants beginning in May 2010 in order to maximize the retentive value of our stock option grants. There are no special retirement provisions associated with stock awards, nor have there been in the past.

In the event of termination due to death or permanent disability, stock options granted become fully vested and the period to exercise the stock option is extended to three years from the date of termination of employment due to death or permanent disability, not to exceed the full term of the grant. Restricted stock awards and restricted stock unit awards with a time-based restriction vest in full in the event of termination of employment due to death or permanent disability. Currently outstanding restricted stock awards and restricted stock unit awards with a performance-based restriction vest at the target grant amount in the event of termination of employment due to death or permanent disability, with the remainder of such performance-based award, if any, forfeited.

Except for a sale event or certain other events resulting in a change to our ordinary shares, as further described in the Equity Plans, without prior shareholder approval, the exercise price of outstanding stock options or stock appreciation rights cannot be reduced or repriced through cancellation and re-grant and outstanding stock options or stock appreciation rights cannot be cancelled in exchange for cash or another award.

Compensation Determinations

Factors Considered in Determining Compensation

The Committee may consider a number of factors to assist it in determining compensation for our executive officers.

Company Performance

The Committee adopted eight corporate objectives to measure the performance of our Company and its senior executives for 2016.

Corporate Objective	Accomplishments
Secure and improve coverage and access for VIVITROL® and ARISTADA®

The VIVITROL federal and state policy teams worked to assist in the implementation of more than 375 programs in 36 states, tripling the number of programs existing in 2015. These programs include the use of VIVITROL in courts, jail and prison reentry, probation, parole and public health systems.

For ARISTADA, establishing access among federal and private payers in 2016 was a necessary prerequisite to more widespread adoption in 2017. Based on our 2016 efforts, parity access for ARISTADA, in comparison to access for the other long-acting injectable products in the class, was largely achieved.

Expand advocacy efforts for improved treatment of schizophrenia and for use of evidence-based medication-assisted treatment for addiction

We grew our state policy organization by 40% and our federal policy organization by 50% to bring new skills to, and enhance, our advocacy efforts at the local, state and federal levels.

At a state level, approximately $120 million was appropriated during 2016 for opioid addiction treatment programs, including medication assisted treatment such as VIVITROL plus counseling. At the federal level, a total of $410 million was appropriated in 2016 for the treatment of opioid addiction, focusing primarily on the use of medication assisted treatments.

In Washington, DC, we worked closely with a broad range of stakeholders to support the passage of the Comprehensive Addiction and Recovery Act (CARA), which was signed into law in July 2016. This bipartisan legislation represents the country’s first comprehensive response to the opioid crisis, and includes measures that reform federally regulated opioid addiction treatment by ensuring that providers are educated on, and have the capacity to provide, all FDA-approved treatments including VIVITROL. In addition, CARA requires the federal government to update its opioid addiction treatment practice guidelines and to report to Congress the results of a thorough review of all aspects of the nation’s opioid addiction treatment system.

For schizophrenia and mental illness, our policy team supported the BHECON (Behavioral Health and Economics Network) to advance treatment for serious mental illnesses in the community. BHECON focuses on bringing together state-level stakeholders to advance public policies based on the economic benefits of investing in effective serious mental illness innovations and treatments.

Complete FORWARD pivotal program for ALKS 5461, and, if results are positive, prepare NDA for submission with the FDA

We completed the comprehensive pivotal program for ALKS 5461 for the adjunctive treatment of Major Depressive Disorder in patients with an inadequate response to standard antidepressant therapies. More than 1,500 patients participated in the clinical efficacy program and more than 1,500 patients enrolled in the long-term safety study. As of December 31, 2016, more than 700 patients had completed 12 months of treatment with ALKS 5461.

We announced the topline results of FORWARD-3 and FORWARD-4. Neither study met its pre-specified primary efficacy endpoint; however, FORWARD-4 showed a clear trend toward efficacy. We believe that FORWARD-4 provides supportive evidence of the efficacy of ALKS 5461. We announced positive topline results from FORWARD-5. ALKS 5461 (2mg/2mg) met the pre-specified primary efficacy endpoint.

Based on the totality of data from the comprehensive FORWARD program for ALKS 5461, we are preparing to submit an NDA to the FDA for ALKS 5461 for the adjunctive treatment of Major Depressive Disorder in patients with an inadequate response to standard antidepressant therapies.

Execute pivotal development programs for ALKS 3831 and ALKS 8700

ALKS 3831

We continued to progress the pivotal clinical development program for ALKS 3831 by expanding enrollment in the two core phase 3 studies. ENLIGHTEN-1 is evaluating the antipsychotic efficacy of ALKS 3831 compared to placebo over four weeks in patients experiencing acute exacerbation of schizophrenia. The study was initiated in December 2015 and results are expected by year-end 2017. ENLIGHTEN-2 is evaluating weight gain with ALKS 3831 compared to olanzapine in patients with stable schizophrenia over six months. The study was initiated in February 2016 and results are expected mid-2018. The pivotal program will also include supportive studies to evaluate the pharmacokinetic and metabolic profile of ALKS 3831, as well as long-term safety.

ALKS 8700

We continued to progress the pivotal development program for ALKS 8700 by completing pharmacokinetic bridging studies comparing ALKS 8700 and TECFIDERA, a currently marketed dimethyl fumarate, and by expanding enrollment in the two-year, open-label phase 3 safety study of ALKS 8700 in patients with relapsing remitting multiple sclerosis.

Advance two early development compounds into the clinic and expand capabilities for further pipeline candidates

ALKS 7119

We initiated a phase 1 single-ascending-dose study of ALKS 7119 for the treatment of agitation in patients with Alzheimer’s disease. We announced that early results of the single-ascending-dose study demonstrated a favorable tolerability profile and pharmacokinetic properties consistent with potential once-daily dosing. Based on these positive results, we accelerated initiation of a multiple-ascending-dose phase 1 study of ALKS 7119 in healthy volunteers. Due to tolerability issues observed in a small number of subjects in the study, we ceased further development of ALKS 7119.

ALKS 4230

We filed an Investigational New Drug application with the FDA for ALKS 4230, our selective effector cell activator designed to harness a patient’s immune system to preferentially activate and increase the number of tumor killing immune cells. We initiated a phase 1 study of ALKS 4230, and expect initial results from the dose escalation stage of the study in 2017.

We strengthened our discovery organization by making key hires for important roles: Vice President of Biology and Vice President of Discovery. We further expanded our research and development, clinical operations and medical affairs capabilities, placing more drug candidates into trials and conducting larger, multi-center studies. We also grew our program management and market research capabilities.

We also expanded our non-clinical pharmaceutical research and development capabilities, developing a more comprehensive understanding of the mechanism of action of our product candidates and supporting early-stage collaborative and in-licensing activities, including a licensing transaction with Reset Therapeutics, Inc. around the discovery, development and commercialization of novel orexin modulators.

Manufacture commercial products and clinical trial material to meet our goals of quality, reliability and efficiency

We implemented an integrated site plan across our manufacturing operations, to supply increasing volumes of our commercial products and to prepare to supply commercial quantities of a range of new products in the Alkermes’ pipeline.

We operated effectively and efficiently two good manufacturing practice sites in two countries, producing more than 190 million unit doses of commercial products.

We added new VIVITROL bulk capacity of 500,000 units through the qualification and commercialization of a new bulk microsphere line. We also commenced work on the design, construction and qualification of a new VIVITROL bulk manufacturing line.

We completed construction of a U.S. solid oral dose facility to support commercialization of our solid oral dose pipeline.

We carried out multiple regulatory agency inspections and customer audits, all without any critical observations.

We supported eight pipeline products at over 665 clinical site/study combinations around the world, with over 150 SKUs (stock keeping units) of product mix. There were more than 4,100 clinical product shipments and no delays or supply issues to clinical programs due to manufacturing or quality issues.

Achieve financial guidance for revenue and non-GAAP earnings

We achieved our financial guidance for revenue and non-GAAP earnings in 2016, including:

Total revenue guidance was $710 million to $760 million. We achieved total revenues of $745.7 million for 2016, which was an increase of approximately 19% over the previous year. VIVITROL net sales guidance was $190 million to $210 million, after having increased such guidance during the year based on the strong performance of VIVITROL. VIVITROL net sales were $209.0 million for 2016, which was an increase of approximately 45% over the previous year.

Respond to changing business conditions

We submitted a supplemental New Drug Application to the FDA for two-month dosing option of aripiprazole lauroxil for the treatment of schizophrenia.

We and the FDA successfully defended the FDA’s approval of Aristada against a lawsuit filed by Otsuka Pharmaceutical Co., Ltd. and its affiliates (collectively, “Otsuka”) by securing a district court opinion in favor of us and the FDA, affirming in all respects the FDA’s decision to approve ARISTADA. Otsuka has appealed the district court’s decision.

Dr. Nancy Snyderman joined our Board. Her experience as a surgeon, medical journalist and advisor to major organizations adds significant strategic perspective as we consider how our proprietary products and clinical pipeline candidates may have an impact in today’s evolving healthcare ecosystem.

We brought the patient voice into our development efforts and gave back to the mental health and addiction communities through our Inspiration Grants program, a competitive request-for-proposal-based grants initiative which provided more than $1 million to support the comprehensive needs of people affected by mental health and substance use disorders.

We made changes to the structure of our management team to facilitate the continued expansion of the company as our pipeline matures and as we add additional commercial products to our portfolio.

The Committee does not apply a formula or assign these corporate objectives and accomplishments relative weights. Rather, it makes a subjective determination after considering such measures individually and in the aggregate.

Individual Performance

In establishing compensation levels, the Committee also evaluates each executive officer’s individual performance using certain subjective criteria, including an evaluation of each executive officer’s contribution to achievement of the corporate objectives and to overall corporate performance. In establishing compensation for executive officers other than Mr. Pops and Mr. Cooke, the Committee also reviewed in detail the recommendations of Mr. Pops and Mr. Cooke, and in establishing compensation for Mr. Cooke, the Committee also reviewed in detail the recommendations of Mr. Pops.

Use of Compensation Consultant

Another factor considered by the Committee in determining executive compensation is the high demand for well-qualified personnel. Given such demand, the Committee strives to maintain compensation levels that are competitive with the compensation of other executives in the industry. To that end, the Committee retained the services of Radford, an Aon Hewitt Company (“Radford”), as its independent compensation consultant. The Committee engaged Radford to review market data and various incentive programs and to provide assistance in establishing our cash and equity-based compensation targets and awards based, in large part, upon a peer group identification and assessment that Radford was retained to conduct, and upon an analysis of the retention value of equity awards. Radford took direction from, and provided reports to, our Senior Vice President of Human Resources and our Senior Director of Compensation and Performance Systems, who acted on behalf, and at the direction, of the Committee. Radford did not provide us with any services other than the services requested by the Committee. The Committee considered whether the work of Radford as a compensation consultant has caused any conflict of interest and concluded that there was no conflict.

Radford used the peer group set forth below to prepare the executive compensation review for the Committee, which the Committee utilized to (a) assist in setting the performance pay targets and performance pay ranges for executives for 2016; (b) review and adjust salary for our executive officers in January 2016; (c) help determine performance pay and equity grants for our executive officers for performance during 2016; and (d) review and adjust salary for our executive officers in January 2017.

Alkermes Peer Group
Acorda Therapeutics, Inc. Alexion Pharmaceuticals, Inc. BioMarin Pharmaceutical Inc. Endo International
Incyte Corporation Jazz Pharmaceuticals plc Medivation, Inc. Pacira Pharmaceuticals Inc.
Regeneron Pharmaceuticals
Seattle Genetics, Inc.
The Medicines Company
United Therapeutics Corporation
Vertex Pharmaceuticals Incorporated

In each of its analyses, Radford also reviewed, and provided to the Committee, data from a survey group of companies, which reflected a broader group of public commercial-stage biopharmaceutical companies within a relevant revenue range. Data are collected from public SEC filings of the peer group companies and the Radford Global Life Sciences Survey. Radford applies a proprietary methodology to the data to construct a benchmark for compensation comparison purposes.

The peer group analyses enable the Committee to compare our executive compensation program as a whole and also the pay of individual executives. The Committee seeks to ensure that our executive compensation program is competitive. The Committee targets the 50th percentile for all elements of pay, with the opportunity to increase or decrease the variable elements of pay from the 50th percentile based upon performance. However, the comparative data provided by the Committee’s compensation consultant is one of many factors that the Committee takes into consideration in determining executive compensation programs. The Committee, in its sole authority, has the right to hire or terminate outside compensation consultants.

Executive Officer Compensation Determination

Base Salary

In January 2017, the Committee reviewed base salaries of all of our executive officers. In determining base salary adjustments for such executive officers, the Committee considered a number of factors, such as cost-of-living indices, market data for comparable companies, achievement of the corporate objectives (as described in detail above), the Committee's competitive positioning philosophy and, for those executive officers other than Mr. Pops and Mr. Cooke, the recommendations of Mr. Pops and Mr. Cooke, as well as the recommendations of Mr. Pops for Mr. Cooke. Based on this review, the Committee increased the base salary of each of Messrs. Pops and Cooke by approximately 6% and Mr. Frates, Dr. Ehrich and Ms. Biberstein by approximately 3.5%. There were no other adjustments to the base salaries of our named executive officers at this time. The new base salaries determined by the Committee in January 2017 for Messrs. Pops, Frates and Cooke, Dr. Ehrich and Ms. Biberstein were therefore $968,421, $518,581, €538,054, $553,824 and $542,771, respectively.

Cash Performance Pay

In January 2017, the Committee reviewed our Company's performance against the 2016 corporate objectives (as described in detail above), the performance of each executive officer against such corporate objectives, the target cash performance pay and cash performance pay range set by the Committee for each executive officer and, for Mr. Pops, market comparable data for experienced chief executive officers in the biotechnology industry and data from Radford regarding cash performance pay for chief executive officers of our peer group companies. In addition, Mr. Pops and Mr. Cooke presented to the Committee a performance evaluation of each of the other named executive officers other than themselves, and Mr. Pops provided a performance evaluation of Mr. Cooke, including an assessment of the contribution of each such named executive officer to the achievement of our corporate objectives, and recommendations for cash performance pay amounts based on such evaluation.

Based on such information, the Committee determined that the cash performance pay for Mr. Pops for 2016 should be equal to $1,644,489, which is equal to 180% of his base salary at the end of 2016. The Committee further determined and awarded cash performance pay for 2016 in an amount equal to, for Messrs. Frates and Cooke, Dr. Ehrich and Ms. Biberstein, 73%, 135% (based on his salary in Euro), 104% and 104%, respectively, of their base salaries at the end of 2016. There were no other cash performance pay targets or ranges determined or awarded to our named executive officers for 2016.

All such amounts for our named executive officers are set forth in the Summary Compensation Table below.

Equity Incentives—Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards

In February 2017, the Committee awarded equity grants for performance during 2016. In determining the grant of equity to Mr. Pops, the Committee took into consideration comparable peer group data provided by Radford, the dollar value of equity awards, as determined using the Black-Scholes option pricing model and market prices for restricted stock unit awards, the similarly determined dollar value of previous equity awards, the overall equity position of Mr. Pops and the retention value of his overall equity position. In addition, the Committee considered the performance of the Company against corporate objectives (as set forth in detail above), and the performance of Mr. Pops against the corporate objectives.

Based upon these factors, the Committee awarded Mr. Pops a stock option grant of 200,000 ordinary shares and a time-vesting restricted stock unit award of 35,000 ordinary shares. The stock options and time-vesting restricted stock unit awards vest in four equal annual installments commencing on the one-year anniversary of the grant date, subject to early vesting in certain instances as described in the 2011 Plan and below under the heading “Potential Payments upon Termination or Change in Control.”

The following table sets forth equity awards earned by Mr. Pops based on his performance and the performance of our Company during 2016 and 2015.

	For 2016 Performance (January 1, 2016 - December 31, 2016)	For 2015 Performance (January 1, 2015 to December 31, 2015)
Richard F. Pops	Stock option grant of 200,000 ordinary shares, granted on February 17, 2017	Stock option grant of 300,000 ordinary shares, granted on February 29, 2016
	Time-vesting restricted stock unit award of 35,000 ordinary shares, granted on February 17, 2017	Time-vesting restricted stock unit award of 70,000 ordinary shares, granted on February 29, 2016

In February 2017, the Committee awarded equity grants to all other executive officers for performance during 2016. The Committee considered the comparable peer group data provided by Radford, the dollar value of equity awards as determined using the Black-Scholes option pricing model and market prices for restricted stock awards, the similarly determined dollar value of previous equity awards, the overall equity position of each such executive and the retention value of his or her overall equity position. In addition, the Committee considered the recommendations of Mr. Pops and Mr. Cooke for executive officers other than themselves, and the recommendation of Mr. Pops for Mr. Cooke, based on Mr. Pops’ and/or Mr. Cooke’s assessment of each individual's performance against corporate objectives and the criticality of that employee to the success of the Company and the continuity of key Company programs or functions. Based upon these factors, the Committee awarded the following equity grants to each of Messrs. Frates and Cooke, Dr. Ehrich and Ms. Biberstein: a stock option grant of 50,000, 85,000, 65,000 and 65,000 ordinary shares, respectively, and a time-vesting restricted stock unit award of 12,000, 18,000, 15,000, and 15,000 ordinary shares, respectively. Each of the stock option grants and time-vesting restricted stock unit awards vests in four equal annual installments commencing on the one-year anniversary of the grant date, subject to early vesting in certain instances described in the 2011 Plan and below under the heading “Potential Payments upon Termination or Change in Control.”

Performance-Based Restricted Stock Unit Awards

In February 2017, the Committee, considering the potential beneficial impact on shareholder return of a specific performance-based award, granted to all employees of the Company, including the executive officers, a performance-vesting restricted stock unit award tied to key milestones in the Company’s clinical-stage pipeline and the achievement of a revenue-related goal, which milestones will be assessed over a period of approximately three years from date of grant.

The Committee annually considers the grant of performance-based equity in consultation with its independent compensation consultant. However, it grants such equity only when it determines that important development or financial milestones within the Company’s control can form the basis of a performance-based equity grant without promoting excessive risk taking that could adversely impact the Company’s development or commercial programs.

Pay and Performance Alignment

Our Chief Executive Officer’s interests are extremely well aligned with those of our shareholders. As demonstrated in the below table, our Chief Executive Officer has chosen to hold, rather than exercise and sell, a substantial number of vested stock options, resulting in a direct alignment between our share price and the Chief Executive Officer’s realizable pay. In addition, our Chief Executive Officer has chosen to hold Company stock acquired on the vesting of restricted stock units and other shares of the Company acquired by him. Our Chief Executive Officer owns over [630,406] shares of Company stock, substantially in excess of his requirements under our Share Ownership and Holding Guidelines described below. These are positive indicators as to his confidence in the future of the Company and serves as an added incentive to increase the ordinary share price and create shareholder value.

Realized Pay from Equity Transactions is compensation actually received during the applicable fiscal year ended December 31st from the exercise and sale of vested in-the-money stock options and the vesting of restricted stock units.

Realizable Pay from Equity Transactions is the sum of Realized Pay from Equity Transactions plus the value of the compensation our Chief Executive Officer would have received during the applicable fiscal year ended December 31st if he had exercised and sold all of the other vested and in-the-money stock options at the closing price of our ordinary shares on Nasdaq on December 31st of such fiscal year.

Share Ownership and Holding Guidelines

Our Board members and executive officers (consisting of those who are required to file reports under Section 16(a) of the Exchange Act) are subject to Share Ownership and Holding Guidelines. These guidelines are designed to align the interests of our Board members and executive officers with those of our shareholders by ensuring that our Board members and executive officers have a meaningful financial stake in our long-term success. The guidelines establish minimum ownership levels by position as set forth below. Our Share Ownership and Holding Guidelines were amended by the Board in December 2013 and February 2014 to increase the ownership requirements, in each case effective immediately, for our current Chief Executive Officer to six times his base salary, and to increase the ownership requirements for each of our Board members, effective beginning April 1, 2019, to three times his or her annual Board member retainer.

In addition, our Share Ownership and Holding Guidelines were amended in March 2016 to add a holding requirement for our named executive officers. The Share Ownership and Holding Guidelines require our named executive officers to hold at least 50% of net shares acquired upon future vesting of restricted stock unit awards and/or exercise of stock options, after deducting applicable taxes and/or exercise price, until such individual meets his or her minimum share ownership requirement under the Share Ownership and Holding Guidelines.

For Board members and executive officers first elected or employed, as applicable, after April 1, 2010, the first measurement date under these Share Ownership and Holding Guidelines will be April 1st of the year that is at least five full years from his or her date of election or employment.

Position	Value of Equity
Chief Executive Officer	6.0 times base salary
Board Members	$100,000 until April 1, 2019
3.0 times annual Board retainer, commencing on or after April 1, 2019
Other Executive Officers	1.0 times base salary

All shares directly or beneficially owned by a Board member or executive officer as of the annual measurement date, including the amount by which the market value, on the measurement date of any vested stock option, exceeds the strike price of such option, are included for purposes of determining the value of shares owned under our Share Ownership and Holding Guidelines.

Compliance with the Share Ownership and Holding Guidelines is monitored by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determined that Mr. Pops and all directors and executive officers subject to the guidelines had satisfied the applicable share ownership guidelines, in its current and previous forms, each year since it was adopted by the Board. As of the April 1, 2016 measurement date, all directors owned (in accordance with our share ownership guidelines above) at least three times their annual Board retainer, and all executive officers for whom the guidelines are in effect owned (in accordance with our share ownership guidelines above) at least one times their base salary. A current copy of our Share Ownership and Holding Guidelines can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

Clawback Policy

In March 2016, the Committee, with authority delegated to it from the Board, approved a Clawback Policy that applies to our named executive officers. In the event that (a) the Board determines that a named executive officer engaged in fraud or intentional misconduct that requires a material restatement of our financial results, and (b) such fraud or intentional misconduct resulted in an incorrect determination that an incentive compensation performance goal had been achieved, then the Board may take appropriate action to recover from such named executive officer any equity incentive compensation resulting from such incorrect determination that had been paid to such named executive officer during the three-year period preceding the filing of such accounting restatement. We may recoup equity incentive compensation paid to the named executive officer who engaged in the fraud or intentional misconduct to the extent it was based on such incorrect determination, as determined by the Board. A current copy of the Clawback Policy can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

Insider Trading Policy Prohibitions and Hedging Policy

Our Company maintains an Insider Trading Policy that prohibits our officers, directors, employees (including temporary and contract employees) and independent contractors from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of “put” or “call” options or other derivative securities directly linked to our equity; short sales of our equity; the use of our equity as a pledge or as collateral in a margin account; and trading in straddles, equity swaps, or other hedging transactions directly linked to our equity, even if such persons do not possess material, nonpublic information.

Perquisites

Our President receives a car allowance. The Committee periodically reviews perquisites to assure that they are appropriate in light of our total compensation program and market practice.

Retirement Benefits

The terms of our 401(k) Savings Plan (“401k Plan”) provide for broad-based participation by our executive officers and employees resident in the United States. Under the 401k Plan, all of our employees are eligible to receive matching contributions from us. Our matching contribution for the 401k Plan for 2016 was as follows: dollar for dollar on each participant’s eligible compensation up to a maximum of 5% of such compensation, subject to applicable federal limits.

Other Benefits

Executive officers are eligible to participate in our medical, dental and life insurance employee benefit plans on the same terms as all other employees. We may also provide relocation expense reimbursement, which is negotiated on an individual basis with employees, including executive officers, in a manner consistent with our internal guidelines.

Executive officers are entitled to certain benefits upon death or disability. Under our flexible benefits program, our executive officers receive long-term disability coverage that will pay up to 65% of their base salary, up to a  monthly maximum of $27,500, during disability, and, in cases of catastrophic disability, a supplemental amount based on their base salary. Also, under our flexible benefits program, we provide life insurance coverage for all of our eligible employees, including the named executive officers, equal to two times base salary, with a maximum of $500,000 in coverage paid by us. In addition, all employees, including the named executive officers, are eligible to participate in optional supplemental life insurance to a maximum of $500,000. Executive officers are eligible to receive severance benefits in connection with a termination or a change in control as set forth in each of their employment contracts and described more fully below.

Post Termination Compensation and Benefits

We have a program in place under which each of our executive officers receive severance benefits if he or she is terminated without cause or if he or she resigns for “good reason” (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment), subject to signing a general release of claims. Additionally, each named executive officer receives severance benefits if, within a period of time following a corporate transaction or a change in control, he or she is terminated without cause or resigns for “good reason.” The terms of these arrangements and the amounts payable under them are described in more detail below under “Potential Payments Upon Termination or Change in Control.” We provide these arrangements because we believe that, in a competitive market for talent, some severance arrangements are necessary to attract and retain high quality executives. In addition, the change in control benefit allows the executives to maintain their focus on our business during a period when they otherwise might be distracted.

Tax Deductibility of Compensation

In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to our named executive officers (other than our Chief Financial Officer). This deduction limitation does not apply, however, to certain “performance-based compensation” (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder), which the Committee determined, pursuant to the guidance of its third party advisers, includes the stock options granted annually and the performance-vesting restricted stock unit awards granted by the Committee in March 2014 and February 2017.

Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Committee to preserve Section 162(m) tax deductibility of compensation payments. Changes to preserve tax-deductibility are adopted to the extent reasonably practicable, consistent with our compensation policies and as determined to be in our best interests and the best interests of our shareholders. However, the Committee reserves the right to grant compensation not deductible under Section 162(m) in appropriate circumstances.

Summary Compensation Table

The following table presents and summarizes the compensation paid to, or earned by, our named executive officers for 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(3)	(g)(4)	(h)	(i)(5)	(j)
Richard F. Pops	2016	911,228	—	2,258,900	4,819,553	1,644,489	—	13,250	9,647,420
Chairman and Chief Executive Officer	2015	881,019	—	2,849,200	6,898,600	1,765,420	—	13,250	12,407,489
	2014	854,716	—	2,452,320	5,414,344	1,714,000	—	13,000	10,448,380
James M. Frates	2016	499,741	—	580,860	1,220,953	363,257	—	13,250	2,678,061
Senior Vice President and Chief Financial Officer	2015	483,173	—	747,915	1,517,692	387,280	—	13,250	3,149,310
	2014	468,727	—	530,550	1,177,031	376,000	—	13,088	2,565,395
Shane M. Cooke	2016	561,847	—	903,560	1,927,821	725,002	—	26,640	4,144,870
President	2015	543,033	—	1,260,771	2,535,236	735,281	—	26,640	5,100,961
	2014	630,583	—	990,360	2,118,656	721,222	—	186,145	4,646,966
Elliot W. Ehrich	2016	533,704	—	742,210	1,606,518	556,499	—	13,275	3,452,206
Executive Vice President, Research and Development	2015	513,910	—	1,068,450	2,155,813	604,890	—	13,275	4,356,338
and Chief Medical Officer	2014	468,120	—	707,400	1,530,141	470,000	—	13,100	3,188,761
Kathryn L. Biberstein	2016	523,052	—	742,210	1,606,518	545,393	—	13,250	3,430,423
Executive Vice President, Chief Compliance Officer,	2015	503,653	—	1,068,450	2,155,813	592,819	—	13,250	4,333,985
Chief Administrative Officer, Chief Risk Officer and Secretary	2014	459,389	—	660,240	1,447,748	460,620	—	13,000	3,040,998

Notes to Summary Compensation Table

(1)

Mr. Cooke is compensated in euro. For the purposes of this disclosure, we have converted euro payments to U.S. Dollars based on the prevailing exchange rate during the time period over which the payments were made.

(2)

The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted during 2016, 2015 and 2014, respectively, in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). The weighted average grant date fair value of stock awards granted during these years are included in footnote 13 “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 17, 2017.

(3)

The amounts in column (f) reflect the aggregate grant date fair value of option awards granted during 2016, 2015 and 2014, respectively, in accordance with U.S. GAAP. The assumptions used in the calculation of the fair value of option awards granted by us during these periods are included in footnote 2 “Summary of Significant Accounting Policies” under the heading “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 17, 2017.

(4)

The amounts in column (g) reflect the cash awards paid to the named executive officers for services performed during 2016, 2015 and 2014, respectively, pursuant to the 2016 Performance Plan, the Alkermes plc Affiliated Company Fiscal Year 2015 Reporting Officer Performance Pay Plan and the Alkermes plc Affiliated Company Fiscal Year 2014 Reporting Officer Performance Pay Plan. Mr. Cooke is compensated in euro. For purposes of this disclosure, we have converted the euro payments to U.S. Dollars based on the exchange rate on the dates these amounts were paid to Mr. Cooke.

(5)

With the exception of Mr. Cooke, the amounts for column (i) reflect our match on contributions made by the named executive officers to our 401k Plan. Column (i) for Mr. Cooke includes €24,000, equivalent to $26,640, paid by the Company towards his car allowance in 2016. Mr. Cooke is compensated in euro. For the purposes of this disclosure, we have converted euro payments to U.S. Dollars based on the prevailing exchange rate during the time period over which the payments were made. Column (i) for Dr. Ehrich also includes amounts paid under our wellness incentive plan.

2016 Grants of Plan-Based Awards

The following table presents information on all grants of plan-based awards made in 2016 to our named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	($/Sh)	Awards ($)
(a)	(b)*	(c)(1)	(d)(1)	(e)(1)	(f)	(g)	(h)	(i)(2)	(j)(3)	(k)	(l)(4)
Richard F. Pops	2/29/2016	—	—	—	—	—	—	70,000	—	—	2,258,900
	2/29/2016	—	—	—	—	—	—	—	300,000	32.27	4,819,553
	N/A	—	913,605	1,827,210	—	—	—	—	—	—	—
James M. Frates	2/29/2016	—	—	—	—	—	—	18,000	—	—	580,860
	2/29/2016	—	—	—	—	—	—	—	76,000	32.27	1,220,953
	N/A	—	250,522	501,044	—	—	—	—	—	—	—
Shane Cooke	2/29/2016	—	—	—	—	—	—	28,000	—	—	903,560
	2/29/2016	—	—	—	—	—	—	—	120,000	32.27	1,927,821
	N/A	—	399,733	799,467	—	—	—	—	—	—	—
Elliot W. Ehrich	2/29/2016	—	—	—	—	—	—	23,000	—	—	742,210
	2/29/2016	—	—	—	—	—	—	—	100,000	32.27	1,606,518
	N/A	—	347,812	695,625	—	—	—	—	—	—	—
Kathryn L. Biberstein	2/29/2016	—	—	—	—	—	—	23,000	—	—	742,210
	2/29/2016	—	—	—	—	—	—	—	100,000	32.27	1,606,518
	N/A	—	340,871	681,742	—	—	—	—	—	—	—

Notes to Grants of Plan-Based Awards Table

*

On February 29, 2016, we awarded stock options and restricted stock unit awards for performance during 2015 to Messrs. Pops, Frates and Cooke, Dr. Ehrich and Ms. Biberstein. This Grants of Plan-Based Awards table does not include the stock options and restricted stock unit awards which were granted on February 17, 2017 for performance by grantees during 2016. Such equity grants were as follows: Mr. Pops, 200,000 stock options and 35,000 time-vesting restricted stock unit awards, and Messrs. Frates and Cooke, Dr. Ehrich and Ms. Biberstein 50,000, 85,000, 65,000 and 65,000 stock options, respectively, and 12,000, 18,000, 15,000, and 15,000 time-vesting restricted stock unit awards, respectively. The February 17, 2017 stock option grants were each made at an exercise price of $54.57. In addition, on February 17, 2017, Messrs. Pops, Frates and Cooke, Dr. Ehrich and Ms. Biberstein received a target grant of 55,000, 11,000, 20,000, 15,000 and 15,000, respectively, performance-vesting restricted stock unit awards subject to vesting on the achievement of future key milestones in the Company’s clinical-stage pipeline and the achievement of certain revenue-related goals.

(1)

Represents the target cash performance pay range under the 2016 Performance Pay Plan for performance pay awards that may be earned by named executive officers during the performance period of January 1, 2016 to December 31, 2016. The target cash performance pay range for Mr. Pops is 0% to 200% of base salary with a target cash performance pay of 100% of base salary in effect at the time of award. The target cash performance pay range for Mr. Frates is 0% to 100% of base salary with a target cash performance pay of 50% of base salary in effect at the time of award. The target cash performance pay range for Mr. Cooke is 0% to 150% of base salary, with a target cash performance pay of 75% of base salary in effect at the time of award. The target cash performance range for Dr. Ehrich and Ms. Biberstein is 0% to 130% of base salary, with a target cash performance pay of 65% of base salary in effect at the time of award. There are no other applicable estimated future payouts under non-equity incentive plan awards for our named executive officers under the 2016 Performance Plan. See “Compensation Discussion and Analysis-Compensation Program Elements-Cash Performance Pay” for a detailed discussion of the 2016 Performance Plan and the Summary Compensation Table above for the actual cash performance pay amounts earned during 2016.

(2)

Represents restricted stock unit awards granted under the 2011 Plan, which vest in four equal annual installments commencing on the first anniversary of the grant date. No dividend equivalents are paid on unvested restricted stock unit awards.

(3)

Represents stock options granted under the 2011 Plan, which vest in four equal installments commencing on the first anniversary of the grant date. Certain of the stock options qualify as incentive stock options under Section 422 of the Code.

(4)

Represents the estimated grant date fair value of stock options and restricted stock unit awards granted to the named executive officers during 2016 calculated using valuation techniques compliant with U.S. GAAP. Assumptions used in the calculation of the fair value of option awards granted by us during 2016 are included in footnote 2, “Summary of Significant Accounting Policies” under the heading “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 17, 2017. There can be no assurance that the stock options will be exercised (in which case no value will be realized by the optionee) or that the value realized upon exercise or settlement of a restricted stock unit award will equal the grant date fair value.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table presents the equity awards we have made to each of the named executive officers that were outstanding as of December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)		(h)(7)	(i)	(j)
Richard F. Pops	—	—	—	—	—	13,750	(3)	764,225	—	—
	—	—	—	—	—	26,000	(4)	1,445,080	—	—
	—	—	—	—	—	30,000	(5)	1,667,400	—	—
	—	—	—	—	—	70,000	(6)	3,890,600	—	—
	100,000	—	—	15.95	6/1/2017	—		—	—	—
	50,000	—	—	14.13	11/5/2017	—		—	—	—
	170,000	—	—	12.29	5/27/2018	—		—	—	—
	220,000	—	—	8.55	5/26/2019	—		—	—	—
	500,000	—	—	9.21	11/18/2019	—		—	—	—
	325,000	—	—	11.74	5/17/2020	—		—	—	—
	400,000	—	—	18.105	5/20/2021	—		—	—	—
	450,000	—	—	16.55	5/21/2022	—		—	—	—
	225,000	75,000	—	33.72	5/28/2023	—		—	—	—
	115,000	115,000	—	47.16	3/3/2024	—		—	—	—
	50,000	150,000	—	71.23	2/26/2025	—		—	—	—
	—	300,000	—	32.27	2/28/2026	—		—	—	—
James M. Frates	—	—	—	—	—	2,500	(3)	138,950	—	—
	—	—	—	—	—	5,625	(4)	312,638	—	—
	—	—	—	—	—	7,875	(5)	437,693	—	—
	—	—	—	—	—	18,000	(6)	1,000,440	—	—
	41,864	—	—	12.29	5/27/2018	—		—	—	—
	41,983	—	—	11.74	5/17/2020	—		—	—	—
	94,477	—	—	18.105	5/20/2021	—		—	—	—
	93,958	—	—	16.55	5/21/2022	—		—	—	—
	52,500	17,500	—	33.72	5/28/2023	—		—	—	—
	25,000	25,000	—	47.16	3/3/2024	—		—	—	—
	11,000	33,000	—	71.23	2/26/2025	—		—	—	—
	—	76,000	—	32.27	2/28/2026	—		—	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)		(h)(7)	(i)	(j)
Shane M. Cooke	—	—	—	—	—	5,750	(3)	319,585	—	—
	—	—	—	—	—	10,500	(4)	583,590	—	—
	—	—	—	—	—	13,275	(5)	737,825	—	—
	—	—	—	—	—	28,000	(6)	1,556,240	—	—
	34,000	—	—	14.60	10/5/2021	—		—	—	—
	160,000	—	—	16.55	5/21/2022	—		—	—	—
	86,250	28,750	—	33.72	5/28/2023	—		—	—	—
	45,000	45,000	—	47.16	3/3/2024	—		—	—	—
	18,375	55,125	—	71.23	2/26/2025	—		—	—	—
	—	120,000	—	32.27	2/28/2026	—		—	—	—
Elliot W. Ehrich	—	—	—	—	—	3,750	(3)	208,425	—	—
	—	—	—	—	—	7,500	(4)	416,850	—	—
	—	—	—	—	—	11,250	(5)	625,275	—	—
	—	—	—	—	—	23,000	(6)	1,278,340	—	—
	16,000	—	—	18.105	5/20/2021	—		—	—	—
	50,301	—	—	16.55	5/21/2022	—		—	—	—
	60,000	20,000	—	33.72	5/28/2023	—		—	—	—
	32,500	32,500	—	47.16	3/3/2024	—		—	—	—
	15,625	46,875	—	71.23	2/26/2025	—		—	—	—
	—	100,000	—	32.27	2/28/2026	—		—	—	—
Kathryn L. Biberstein	—	—	—	—	—	3,750	(3)	208,425	—	—
	—	—	—	—	—	7,000	(4)	389,060	—	—
	—	—	—	—	—	11,250	(5)	625,275	—	—
	—	—	—	—	—	23,000	(6)	1,278,340	—	—
	15,000	—	—	15.95	6/1/2017	—		—	—	—
	13,566	—	—	14.13	11/5/2017	—		—	—	—
	45,000	—	—	12.29	5/27/2018	—		—	—	—
	53,304	—	—	8.55	5/26/2019	—		—	—	—
	30,000	—	—	9.21	11/18/2019	—		—	—	—
	86,500	—	—	11.74	5/17/2020	—		—	—	—
	100,000	—	—	18.105	5/20/2021	—		—	—	—
	120,000	—	—	16.55	5/21/2022	—		—	—	—
	60,000	20,000	—	33.72	5/28/2023	—		—	—	—
	30,750	30,750	—	47.16	3/3/2024	—		—	—	—
	15,625	46,875	—	71.23	2/26/2025	—		—	—	—
	—	100,000	—	32.27	2/28/2026	—		—	—	—

Notes to Outstanding Equity Awards Table

(1)	Grant date of all stock options is ten years prior to the option expiration date (Column (f)). All stock options vest ratably in 25% increments on the first four anniversaries of the grant date.
(2)	Stock options expire ten years from the grant date.
(3)

Restricted stock unit awards granted on May 28, 2013 under the 2011 Plan. The restricted stock unit awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock unit awards. In the event of the individual’s employment or any other relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the 2011 Plan), restricted stock unit awards are forfeited on the date of termination.

(4)

Restricted stock unit awards granted on March 3, 2014 under the 2011 Plan. The restricted stock unit awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock unit awards. In the event of the individual’s employment or any other relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the 2011 Plan), restricted stock unit awards are forfeited on the date of termination.

(5)

Restricted stock unit awards granted on February 26, 2015 under the 2011 Plan. The restricted stock unit awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock unit awards. In the event of the individual’s employment or any other relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the 2011 Plan), restricted stock unit awards are forfeited on the date of termination.

(6)

Restricted stock unit awards granted on February 29, 2016 under the 2011 Plan. The restricted stock unit awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on the vesting date. No dividend equivalents are paid on restricted stock unit awards. In the event of the individual’s employment or any other relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the 2011 Plan), restricted stock unit awards are forfeited on the date of termination.

(7)	Market value is based on the closing price of our ordinary shares on December 30, 2016 as reported by Nasdaq, which was $55.58.

2016 Option Exercises and Stock Vested

The following table presents information regarding option exercises and vesting of restricted stock unit awards for each named executive officer during 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Richard F. Pops	213,750	6,434,722	64,875	2,676,030
James M. Frates	78,088	2,573,690	16,688	689,452
Shane M. Cooke	—	—	28,550	1,176,737
Elliot W. Ehrich	95,414	3,303,554	20,750	847,998
Kathryn L. Biberstein	53,309	1,663,243	20,500	839,770

2016 Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

2016 Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans or defined contribution plans maintained by us.

Potential Payments upon Termination or Change in Control

If, during the term of a named executive officer’s employment agreement with us, we terminate such named executive officer’s employment without cause or such named executive officer terminates his or her employment for “good reason” (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment) and such named executive officer thereafter signs a general release of claims, we will provide severance, as follows: to Mr. Pops, over a twenty-four-month period, we will pay an amount equal to two times the sum of (i) his current base salary, plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding fiscal years, and will provide for continued participation in our health benefit plans during such twenty-four-month period; to Mr. Cooke, over an eighteen month period, we will pay an amount equal to one and one-half times the sum of (i) his current base salary, plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding fiscal years; and to Mr. Frates, Dr. Ehrich and Ms. Biberstein, over a twelve-month period, we will pay an amount equal to the sum of (i) his or her current base salary plus (ii) the average of his or her annual cash incentive compensation received for the two immediately preceding fiscal years, and will provide for continued participation in our health benefit plans during such twelve month period.

Under the employment agreements with our named executive officers, in the event of a change in control, each named executive officer would be entitled to continue his or her employment with us for a period of two years following the change in control. If, during this two-year period, the employment of such named executive officer is terminated without cause or if such named executive officer terminates his or her employment for “good reason,” such executive officer shall be paid a pro-rata amount of his or her annual cash incentive compensation (based upon the average of such executive officer’s annual cash incentive compensation for the prior two fiscal years) for the year in which the termination occurs. Additionally, he or she will receive a lump sum payment equal to: for Mr. Pops, two times; and for Messrs. Frates and Cooke, Dr. Ehrich and Ms. Biberstein, one and one-half times, the sum of his or her then-base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his or her annual cash incentive compensation received for the two immediately preceding fiscal years. Messrs. Pops and Frates, Dr. Ehrich and Ms. Biberstein will also be entitled to continued participation in our health benefit plans: for

Mr. Pops, for a period of two years following the date of termination, and for Mr. Frates, Dr. Ehrich and Ms. Biberstein, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if such executive officer is terminated without cause or if such executive officer terminates his or her employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the named executive officer. Messrs. Pops and Frates, Dr. Ehrich and Ms. Biberstein are also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Code. In 2009, we discontinued providing such gross-up payments to newly hired employees. On this basis, Mr. Cooke is not entitled to a gross-up payment in the event of a change in control.

Under the terms of our 2011 Plan, the Administrator has the authority to determine the conditions under which any award under the 2011 Plan will become exercisable in the event of a change in control at the time of grant of such award. Upon a change in control of our Company, all currently outstanding stock options and time-vesting stock awards issued under our Equity Plans become exercisable and currently outstanding restricted stock awards and restricted stock unit awards with a performance-based restriction vest at the target grant amount, with the remainder of such performance-based award, if any, forfeited.

Potential Post-Termination Payments

The following table summarizes the potential payments to the named executive officers under various termination events. The table assumes that the event occurred on December 30, 2016, the last business day of 2016, and the calculations use the closing price of our ordinary shares on December 30, 2016 as reported by Nasdaq, which was $55.58 per share.

Name and Payment Elements	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Not Following a Change in Control	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control
Richard F. Pops
Cash Compensation:
Severance	$5,306,630	$7,046,340
Equity Awards:
Stock Options and awards (1)	—	17,368,105
Benefits:
Health and Dental Insurance	43,081	43,081
Total	$5,349,711	$24,457,526
James M. Frates
Cash Compensation:
Severance	$882,684	$1,705,666
Equity Awards:
Stock Options and awards (1)	—	4,254,330
Benefits:
Health and Dental Insurance	20,621	30,931
Total	$903,305	$5,990,927
Shane M. Cooke
Cash Compensation:
Severance (2)	$1,891,844	$2,620,096
Equity Awards:
Stock Options and awards (1)	—	7,001,815
Benefits:
Health and Dental Insurance	—	—
Total	$1,891,844	$9,621,911
Elliot W. Ehrich
Cash Compensation:
Severance	$1,072,541	$2,146,257
Equity Awards:
Stock Options and awards (1)	—	5,570,740
Benefits:
Health and Dental Insurance	21,541	32,311
Total	$1,094,082	$7,749,308
Kathryn L. Biberstein
Cash Compensation:
Severance	$1,051,137	$2,103,424
Equity Awards:
Stock Options and awards (1)	—	5,528,215
Benefits:
Health and Dental Insurance	12,270	18,404
Total	$1,063,407	$7,650,043

Notes to Post-Termination Payments Table

(1)

This amount represents the difference between the exercise price and the market closing price of our ordinary shares on December 30, 2016 ($55.58 per share) for outstanding unvested stock options that had an exercise price less than $55.58 per share, and the value of unvested restricted stock unit awards with time-based vesting, valued at $55.58 per share.

(2)

Mr. Cooke’s severance amount, which is calculated based on his then current salary and bonus amounts, each of which is paid in euro, has been converted to U.S. Dollars utilizing the exchange rate on December 31, 2016, which equaled $1.05 for one euro.

Risk Assessment of Compensation Policies and Practices

The Committee, at the direction of the Board, reviewed our compensation policies and practices and concluded that these policies and practices are not structured to be reasonably likely to have a material adverse effect on the Company. In 2016, the Committee also asked Radford to do a specific risk assessment of the Company’s cash and equity compensation programs and Radford found them to be a low risk level under each of the factors it examined. Specifically, our compensation programs contain many features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

●a balance of fixed cash compensation and variable cash and equity compensation, with variable compensation tied both to short- and long-term objectives and the long-term value of our stock price;

●the Committee’s ability to exercise discretion in determining incentive program payouts and equity awards;

●share ownership and holding guidelines applicable to our directors and executive officers;

●adoption of a clawback policy; and

●mandatory training on our policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

DIRECTOR COMPENSATION

David W. Anstice, Floyd E. Bloom, M.D., Robert A. Breyer, Wendy L. Dixon, Ph.D, Paul J. Mitchell and Nancy J. Wysenski served as non-employee directors during all of 2016. Nancy L. Snyderman, M.D. was elected as a non-employee director on May 26, 2016, and Dr. Snyderman continued to serve as a non-employee director through the remainder of 2016.

Richard F. Pops became Chairman of the Board effective September 16, 2011 and was an employee during all of 2016. Mr. Pops does not receive equity or attendance fees for his service on the Board.

Annual retainers

The following table provides the annual retainers, to be paid pro-rata on a quarterly basis, for service on the Board and Board committees.

Service	Retainer Fee
Board Member	$ 60,000
Board Member In-Person Meeting Attendance	3,500
Audit and Risk Committee Chair	25,000
Audit and Risk Committee Member	15,000
Compensation Committee Chair	25,000
Compensation Committee Member	15,000
Nominating and Corporate Governance Committee Chair	15,000
Nominating and Corporate Governance Committee Member	7,500

In addition, we reimburse our directors for necessary business expenses incurred in the performance of their services for us and extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies.

Equity Compensation

The Compensation Committee annually recommends the amount of the initial and annual equity grants, after consultation with its independent compensation consultant and based on market data regarding the value of equity granted to directors of the Company’s peer group. The Board determines the value, number and terms of the Company’s annual non-employee director equity grant (“Annual Grant”) each year at or prior to the Company’s annual general meeting of shareholders and the Annual Grant is granted by the Compensation Committee on the date of the Company’s annual general meeting of shareholders. The Board also determines the value of the option grant to be given to any newly appointed non-employee director (the “New Director Grant”) at the time it determines the Annual Grant. For each newly appointed non-employee director, the Compensation Committee determines the number of options corresponding to such value, as described below, and grants the New Director Grant on the date of the first regularly scheduled Board meeting attended by such newly appointed non-employee director. The newly appointed non-employee director also receives a pro-rata portion of the number of shares in the Annual Grant. The Board believes that this value-based process, which focuses on the value delivered by an equity grant, as detailed below, assures that non-employee directors’ equity compensation does not exceed current market practices and is competitive within our peer group.

Specifically, for the Annual Grant, the Compensation Committee, in consultation with its independent compensation consultant, (i) reviews annually the terms and value being delivered in the market of annual non-employee director equity for the Company’s peer group and (ii) utilizes this analysis to recommend to the Board the value, number, vesting and any other terms of the Annual Grant. The Compensation Committee uses (i) a 30-day trading average, ending 21 days before date of the Company’s annual general meeting of shareholders (“Annual Grant Average Price”), and the Black-Scholes valuation model to determine option values and (ii) the Annual Grant Average Price to determine full value award values, in each case for purposes of converting value to recommended equity amounts. The Annual Grant has at least a one-year vesting period.

For New Director Grants, the Compensation Committee, in consultation with its independent compensation consultant, (i) reviews annually, proximate to the date of the Company’s annual general meeting of shareholders, the value being delivered in the market of newly appointed non-employee director equity for the Company’s peer group and (ii) utilizes this analysis to recommend to the Board the value of the New Director Grant. The Compensation Committee uses a 30-day trading average, ending 21 days before the first day of the first regularly scheduled Board meeting attended by the newly appointed non-employee director, and the Black-Scholes valuation model to determine option values for purposes of converting the value determined by the Board for the New Director Grant to an option amount. The New Director Grant has a three-year vesting period. In addition, the Compensation Committee also grants a pro-rata portion of the current year Annual Grant (the “Pro-Rata Annual Grant”) to the newly appointed non-employee director represented by the number of regularly scheduled Board meetings remaining in the year (including the current meeting) divided by the total number of regularly scheduled Board meetings for the year. The date of the Pro-Rata Annual Grant is the date of such meeting. The Pro-Rata Annual Grant vests over the same period of time as the Annual Grant.

Non-employee directors do not receive any options to purchase ordinary shares except for the yearly grant described above and the one-time grant of an option to purchase ordinary shares upon joining the Board. See the discussion under the heading “Share Ownership and Holding Guidelines” for a description of our share ownership guidelines for our directors.

2016 Director Compensation Table

The following table presents and summarizes the compensation of our non-employee directors for 2016.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)	(d)(2)(3)	(e)	(f)	(g)	(h)
David W. Anstice	96,500	—	423,986	—	—	—	520,486
Floyd E. Bloom	85,500	—	423,986	—	—	—	509,486
Robert A. Breyer	96,500	—	423,986	—	—	—	520,486
Wendy L. Dixon	89,000	—	423,986	—	—	—	512,986
Paul J. Mitchell	111,500	—	423,986	—	—	—	535,486
Nancy L. Snyderman	42,935	—	955,637	—	—	—	998,572
Nancy J. Wysenski	94,000	—	423,986	—	—	—	517,986

Notes to Director Compensation Table

(1)	Represents fees earned by our non-employee directors during 2016, for services as a director, including annual retainer fees, committee and/or committee chair fees and meeting fees.
(2)

The amounts in column (d) reflect the aggregate grant date fair value recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, in accordance with U.S. GAAP for stock option awards granted during 2016. Except for Dr. Snyderman, each director, serving on the board at the time of grant received an option to purchase 21,600 ordinary shares, which had an estimated grant date fair value of $19.63 per share. Dr. Snyderman received an option to purchase 16,200 ordinary shares, which vest in full on the one-year anniversary of the date of grant, and an option to purchase 27,400 ordinary shares, which vest ratably over three years. These options granted to Dr. Snyderman had an estimated grant date fair value of $20.96 and $22.49 per share, respectively. The stock options granted to the non-employee directors were granted under the 2008 Plan. Stock options granted under the 2008 Plan are nonqualified stock options that vest one year from the grant date (except for the option to purchase 27,400 ordinary shares granted to Dr. Snyderman) and expire upon the earlier of ten years from the grant date or three years after the optionee terminates their service relationship with us. Additionally, any unvested portion of the option grant shall vest upon the optionee’s termination of their service relationship with us. There can be no assurance that the stock options will be exercised or the value realized upon exercise will equal the grant date fair value.

(3)

Assumptions used in the calculation of the fair value of option awards made by us for the stock options granted to directors on May 25, 2016 are as follows: option exercise price, $43.58; expected term, 5.8 years; volatility, 47; interest rate, 1.47%; dividend yield, zero. Assumptions used in the calculation of the fair value of the option award made by us for the 16,200 stock options granted to Dr. Snyderman on September 14, 2016 are as follows: option exercise price, $47.65; expected term, 5.8 years; volatility, 45%; interest rate, 1.52%; dividend yield, zero. Assumptions used in the calculation of the fair value of the option award made by us for the 27,400 stock options granted to Dr. Snyderman on September 14, 2016 are as follows: option exercise price, $47.65; expected term, 6.8 years; volatility, 45%; interest rate, 1.52%; dividend yield, zero. Our directors held the following aggregate number of outstanding stock options as of December 31, 2016: David W. Anstice, 217,600 shares; Floyd E. Bloom, 197,600 shares; Robert A. Breyer, 133,000 shares; Wendy L. Dixon, 172,600 shares; Paul J. Mitchell, 197,600 shares; Nancy L. Snyderman, 43,600 shares; and Nancy J. Wysenski, 128,850 shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy Concerning Related Person Transactions

The Audit and Risk Committee, pursuant to its written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com, is responsible for reviewing all transactions with related persons, including transactions that would be required to be disclosed in this proxy statement in accordance with SEC rules. Our Code of Business Conduct and Ethics, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair that person’s ability to make objective and fair decisions while acting in their Company roles and requires that, among other things, any transactions with related persons be disclosed to, and receive the approval of, the appropriate committee of our Board.

At the end of each fiscal quarter, we ask all of our directors and executive officers to disclose a list of their “related parties”; this practice is not pursuant to a written policy or procedure. Related parties are defined as any public, private, profit, or non-profit companies or organizations of which they or their immediate family is an officer, director or 10% or greater shareholder. All reported “related parties” are sent to our Finance department, which checks them against transactions of the Company in that prior quarter. At the Audit and Risk Committee meeting held to review the quarter’s financial results, any transactions between a reported related party and us are reported to the Audit and Risk Committee for its review and, if deemed appropriate by the Audit and Risk Committee in its sole discretion, approval.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 about:

●the number of ordinary shares subject to issuance upon exercise of outstanding options and vesting of restricted stock units under plans adopted by us;

●the weighted-average exercise price of outstanding options under plans adopted us; and

●the number of ordinary shares available for future issuance under our active plans: the 2011 Plan and the 2008 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	14,202,167	$33.17	11,308,237
Equity compensation plans not approved by security holders	—	—	—

(1)	This includes 2,074,416 ordinary shares issued as restricted stock unit awards, which are subject to forfeiture until such awards have vested.
(2)

Represents the weighted-average exercise price of our outstanding options under our equity compensation plans. This does not include outstanding restricted stock unit awards under our equity compensation plans as such awards do not have an exercise price.

OTHER BUSINESS

The Board does not intend to present to the Annual Meeting any business other than that set forth in this proxy statement. If any other matter is presented to the Annual Meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know a reasonable time before this solicitation would be presented, and if permitted as a matter of Irish law, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

Independent Auditor and Accounting Firm

PwC,  our independent auditor and accounting firm, audited the consolidated financial statements of the Company for 2016. Representatives of PwC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder Proposals for the Company’s 2018 Annual General Meeting of Shareholders

In accordance with the rules established by the SEC,  our shareholders may submit proposals on matters appropriate for shareholder action at meetings in accordance with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2018 Annual General Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than December [12], 2017. However, if our 2018 Annual General Meeting of Shareholders is changed by more than 30 days from the first anniversary of the Annual Meeting, then the deadline will be a reasonable time prior to the time that we begin to print and mail proxy materials for our 2018 Annual General Meeting of Shareholders. Such proposals should be sent to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland. In addition to the requirements as to form and substance established by the SEC and our Articles of Association, shareholder proposals must be a proper subject for shareholder action under Irish law to be included in our proxy materials.

Pursuant to our Articles of Association, nominations by our shareholders of persons to be elected to the board of directors at our 2018 Annual General Meeting of Shareholders must be in writing and received by our Secretary not later than the close of business on December [12], 2017 nor earlier than October [13], 2017; provided, however, that in the event our 2018 Annual General Meeting of Shareholders is changed by more than 30 days from the first anniversary date of the Annual Meeting,  notice must be delivered no earlier than 180 days prior to nor later than 120 days prior to our 2018 Annual General Meeting of Shareholders or, if later, the 10th day following the day on which public announcement of the date of our 2018 Annual General Meeting of Shareholders is first made.

Expenses and Solicitation

The cost of solicitation will be borne by Alkermes and, in addition to directly soliciting shareholders by mail, Alkermes may request banks and brokers to solicit their customers who have ordinary shares of Alkermes registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Alkermes may also be made of some shareholders in person or by mail or telephone following the original solicitation.

Presentation of Irish Statutory Financial Statements

The Company’s Irish Statutory Financial Statements for 2016, including the reports of the directors and statutory auditors thereon, will be presented at the Annual Meeting in accordance with the requirements of the Companies Act. The Company’s Irish Statutory Financial Statements will be approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Company’s Irish Statutory Financial Statements will be available with the proxy materials at http://www.viewproxy.com/alkermes/2017 or in the Investors section of our website at www.alkermes.com on or before April [•], 2017.

Registered and Principal Executive Offices

The registered and principal executive offices of Alkermes plc are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland. The telephone number there is +353 1 772‑8000.

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, are available to shareholders free of charge under the Investors tab of our website at www.alkermes.com or by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

If you have requested a paper copy of our proxy materials, our Annual Report on Form 10-K for the year ended December 31, 2016 and Irish Statutory Financial Statements are being mailed to you along with this proxy statement. In order to reduce printing and postage costs, only one copy of our proxy statement, Annual Report on Form 10-K and Irish Statutory Financial Statements will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. The Company will deliver promptly a separate copy of such documents to any shareholder who writes or calls the Company at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary, +353 1 772‑8000. If your household is receiving multiple copies of such documents and you wish to request delivery of a single copy, you may send a written request to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary.

APPENDIX A

ALKERMES plc

2011 Stock Option and Incentive Plan

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Alkermes plc 2011 Stock Option and Incentive Plan (the “Plan”). The Plan is established in connection with a business combination transaction pursuant to which Alkermes, Inc. (the “Company”) would become a wholly owned subsidiary of a new holding company to be named Alkermes plc, an Irish public limited company (the “Parent”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of the Parent and its Subsidiaries upon whose judgment, initiative and efforts the Parent and its Subsidiaries largely depend for the successful conduct of their business to acquire a proprietary interest in the Parent. It is anticipated that providing such persons with a direct stake in the Parent’s welfare will assure a closer identification of their interests with those of the Parent and its stockholders, thereby stimulating their efforts on the Parent’s and its Subsidiaries’ behalf and strengthening their desire to remain with the Parent and its Subsidiaries.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards.

“Award Certificate” means a written or electronic certificate setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Parent.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Companies Act” means the Irish Companies Act of 2014, all enactments which are to be read as one, or construed or read together as one with the Irish Companies Act of 2014 and every statutory modification or reenactment thereof for the time being in force.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means the date set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price reported by NASDAQ or such other exchange. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Parent or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Parent or a unit, division, group, or a Subsidiary) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, gross or net profit levels, operating margins, earnings (loss) per share of Stock and sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Unit Award” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Parent on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Parent’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of Parent, subject to adjustments pursuant to Section 3.

“Subsidiary” means the Company and any corporation or other entity in which the Parent has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Parent or any parent or subsidiary corporation of the Parent, within the meaning of Section 424 of the Code.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Administration of Plan.    The Plan shall be administered by the Administrator.

(b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)  to select the individuals to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written (or electronic) instruments evidencing the Awards;

(v)  subject to the provisions of Sections 6(d) and 7(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Parent, Subsidiaries and Plan grantees.

(c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of Awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of the Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, in the case of Stock Options and the vesting criteria for the Award. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Award Certificates.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)    Indemnification.    Subject to Section 235 of the Companies Act, neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Parent in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Parent’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Parent.

(f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Parent and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable.

(i)  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to (i)  [31,649,500] ordinary shares, plus (ii) the number of shares of Stock underlying any grants under the Plan that are forfeited, canceled, repurchased or terminated (other than by exercise) from and after the date the Plan is approved by shareholders. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon net exercise of Options, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options shall not be available for future issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 4,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than [31,649,500] shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Parent.

(b)    Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a)(i), as an Award of 1.8 shares of Stock for each such share of Stock actually subject to the Award and shall be treated similarly if returned to reserve status when forfeited or canceled as provided in Section 3(a). The grant of an Option shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a)(i), as an Award for one share of Stock for each such share of Stock actually subject to the Award.

(c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Parent’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Parent, or additional shares or new or different shares or other securities of the Parent or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Parent the outstanding shares of Stock are converted into or exchanged for securities of the Parent or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, the Parent shall make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(e)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Parent or a Subsidiary or the acquisition by the Parent or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a)(i).

SECTION 4.    ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Parent and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Parent or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)    Stock Options Granted to Employees, Non-Employee Directors and Key Persons.    The Administrator in its discretion may grant Stock Options to eligible employees, Non-Employee Directors, and key persons of the Parent or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)    Option Term and Termination.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Unless otherwise determined by the Administrator on or after the date of grant, if a grantee’s employment (or other service relationship) with the Parent and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent), the portion of each Stock Option held by the grantee that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the grantee may exercise the exercisable portion of his Stock Options until the earlier of three months after such date of termination or the expiration of the stated term of such Stock Option.

(iii)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date, provided they shall not be exercisable for a period of not less than one year from the date of grant. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event. Subject to the foregoing, the Administrator may otherwise at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company’s delegate, specifying the number of shares to be purchased. In the case of a Stock Option that is not an Incentive Stock Option, unless otherwise determined by the Administrator on or after the date of grant, payment of the purchase price must be made by reduction in the number of shares of Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Stock on the date of exercise. If the Administrator determines not to use the above payment method or in the case of the exercise of Incentive Stock Options, then payment of the purchase price may be made by one or more of the following methods:

(A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)  Subject to the consent of the Administrator and on the basis of such form of surrender agreement as the Administrator may specify, through the delivery (or attestation to the ownership) of shares of Stock owned by the optionee. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)  By the optionee delivering to the Parent a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Parent cash or a check payable and acceptable to the Parent for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Parent or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Parent of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Parent is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Parent establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)    Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)    Rights as a Stockholder.    Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends (if any), subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Parent or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Notwithstanding anything herein to the contrary, any dividends paid by the Company during the vesting period of any Restricted Stock Award shall accrue and shall not be paid until the shares of Restricted Stock have vested and if any such Restricted Stock is forfeited, the grantee shall have no rights to any such accrued dividends.

(c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. If a grantee’s employment (or other service relationship) with the Parent and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent), any Restricted Stock that has not vested at the time of termination shall automatically, without any requirement of notice to such grantee from, or other action by or on behalf of, the Parent or its Subsidiaries, be deemed to have been reacquired by the Parent at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Parent by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Parent upon request without consideration.

(d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Parent’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, the restriction period with respect to Restricted Stock Awards shall not be less than one year, and in the event any such Restricted Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Restricted Stock Award shall not be less than three years; provided, however, that any Restricted Stock Award with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 6, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent) and such shares shall be subject to the provisions of Section 6(c) above.

SECTION 7.    RESTRICTED STOCK UNIT AWARDS

(a)    Nature of Restricted Stock Unit Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Unit Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, the restriction period with respect to such Restricted Stock Unit Awards shall not be less than one year, and in the event any such Restricted Stock Unit Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Restricted Stock Unit Award shall not be less than three years; provided, however, that any Restricted Stock Unit Award with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event. At the end of the restriction period, the Restricted Stock Unit Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Restricted Stock Unit Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)    Election to Receive Restricted Stock Unit Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Restricted Stock Unit Award; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Restricted Stock Unit Award, subject to such terms and conditions as the Administrator may determine; provided that no payment of any such dividend equivalents shall be made unless and until such Restricted Stock Unit Award has vested, and if such Restricted Stock Unit Award is forfeited, the grantee shall have no right to such dividend equivalents.

(d)    Termination.    Except as may otherwise be provided by the Administrator pursuant to the authority reserved in Section 7(a), a grantee’s right in all Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 8.    CASH-BASED AWARDS

Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 8, a grantee’s right in all Cash-Based Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 9.    PERFORMANCE SHARE AWARDS

(a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the Performance Cycles, and such other limitations and conditions as the Administrator shall determine.

(b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award Certificate is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Parent and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Parent).

SECTION 10.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)    Performance-Based Awards.    Any Covered Employee who is selected by the Administrator may be granted one or more Performance-Based Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Parent or the performance of a Subsidiary, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Parent or its Subsidiaries, or the financial statements of the Parent or its Subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for any twelve month period constituting all or part of a Performance Cycle is 4,000,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $25 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 11.    TRANSFERABILITY OF AWARDS

(a)    Transferability.    Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)    Administrator Action.    Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Parent to be bound by all of the terms and conditions of the Plan and the applicable Award.

(c)    Family Member.    For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12.    TAX WITHHOLDING

(a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Parent or its Subsidiaries, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Parent or its Subsidiaries with respect to such income. The Parent and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Parent’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)    Payment in Stock.    In connection with its obligations to withhold Federal, state, city or other taxes from amounts paid to grantees, the Parent or its Subsidiaries may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Parent shall have the right to reduce the number of shares of Stock otherwise required to be issued to a grantee (or other recipient) in an amount that would have a Fair Market Value on the date of such issuance equal to all Federal, state, city or other taxes as shall be required to be withheld by the Parent or its Subsidiaries pursuant to any statute or other governmental regulation or ruling and paid to any Federal, state, city or other taxing authority.

SECTION 13.    SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14.    TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)   a transfer to the employment of the Parent from a Subsidiary or from the Parent to a Subsidiary, or from one Subsidiary to another;

(b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Parent or its Subsidiaries, as the case may be, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

(c)   the transfer in status from one eligibility category under Section 4 hereof to another category.

SECTION 15.    AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants or cancellation in exchange for cash or another Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the stockholders of the Parent entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16.    STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Parent unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Parent’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.    GENERAL PROVISIONS

(a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Parent in writing that such person is acquiring the shares without a view to distribution thereof.

(b)    Delivery of Stock Certificates.    Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Parent or a stock transfer agent of the Parent shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Parent. Uncertificated Stock shall be deemed delivered for all purposes when the Parent or a Stock transfer agent of the Parent shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Parent or any Subsidiary, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Parent shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award; provided further that, to the extent the terms of any Award provide for the accrual of dividends, in no event shall any such dividends be paid until such Award has vested.

(d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation plans or arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Parent or any Subsidiary.

(e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Parent’s insider trading policies and procedures, as in effect from time to time.

(f)    Forfeiture of Awards.    If the Parent is required to prepare an accounting restatement due to the material noncompliance of the Parent, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Parent for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, the Awards granted hereunder to the executive officers of the Parent are subject to the clawback policy of Parent in effect from time to time.

(g)    Section 82 and Section 1043 of the Companies Act.    The Parent and any Subsidiary incorporated in Ireland may do all such things as are contemplated by the Plan except to the extent that they are prohibited by Section 82 and Section 1043 of the Companies Act. Nothing in this Section 17(g) shall prohibit anything which may be done as contemplated by the Plan by a Subsidiary which is incorporated outside of Ireland.

SECTION 18.    EFFECTIVE DATE OF PLAN

The Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 19.    GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

SECTION 20.    DISPUTE RESOLUTION

All disputes and differences arising out of the Plan or otherwise in connection therewith may be referred by the Parent to arbitration pursuant to the procedures set forth in the applicable grant agreement of any grantee so affected.

ANNUAL GENERAL MEETING OF SHAREHOLDERS PROXY CARD – ALKERMES PLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2017 The undersigned shareholder of Alkermes plc (the “Company”or “Alkermes”) acknowledges receipt of the Notice of Annual General Meeting of Shareholders and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoints James M. Frates, Thomas Riordan and Iain M. Brown, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual General Meeting of Shareholders of the Company to be held at the offices of Alkermes, located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, on May 24, 2017, at 12:00 PM, Irish Standard Time and at any adjournment or postponement thereof, and to vote all such shares that the undersigned is entitled to vote at such Annual General Meeting of Shareholders or at any adjournment or postponement thereof, as stated on the reverse side. If you wish to appoint as proxy any person other than James M. Frates, Thomas Riordan and Iain M. Brown, please contact the Company Secretary. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no instructions are specified, this proxy, if signed and dated and returned, will be voted “FOR” the election of each of the nominees for director named in proposal 1 and “FOR” proposals 2, 3, 4, 5, 6 and 7. If any other business is properly presented at the Annual General Meeting of Shareholders or any adjournment of the Annual General Meeting of Shareholders, this proxy will be voted with respect to such business by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Annual General Meeting of Shareholders. Should the undersigned be present and elect to vote at the Annual General Meeting of Shareholders or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Annual General Meeting of Shareholders of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect. (Continued, and to be marked, dated and signed, on the other side) Please sign and date this proxy card on the reverse and return it in the enclosed postage-paid envelope. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held May 24, 2017. Our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Irish Statutory Financial Statements, including related reports, are available at: http://www.viewproxy.com/alkermes/2017

 Use a black ink pen, mark your votes with an X as shown in this The Board recommends a vote FOR all director nominees named in Proposal 1 and FOR Proposals 2, 3, 4, 5, 6, and 7. example. Please do not write outside the designated areas. FOR  AGAINST  ABSTAIN  2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person. 1. Election of Directors 3. To ratify, on a non-binding, advisory basis, the appointment      of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize, in a binding vote, the Audit and Risk Committee of the Board of Directors (the “Board”) to set the independent auditor and  accounting firm’s remuneration. FOR    AGAINST    ABSTAIN    01 Paul J. Mitchell 02 Richard F. Pops 4. To approve the Alkermes plc 2011 Stock Option and Incentive Plan, as amended.                            5. To grant the Board the authority to allot and issue shares under Irish law. 6. To approve any motion to adjourn the 2017 Annual General  Meeting of Shareholders, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the 2017 Annual General Meeting of Shareholders to approve Proposal 7.  7. To grant the Board the authority to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law.  I plan on attending the meeting  Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Signature CONTROL NUMBER Signature (if held jointly) Date: , 2017 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Internet and telephone voting is available until 4:59 AM, Irish Standard Time on May 23, 2017 (11:59 PM, United States Eastern Daylight Time on May 22, 2017). A proxy submitted by mail must be received by the Company by 4:59 AM, Irish Standard Time on May 23, 2017 (11:59 PM, United States Eastern Daylight Time on May 22, 2017). CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone  MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.  TELEPHONE Submit Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ALKS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)